Exhibit 10(o)

SUMMARY PLAN DESCRIPTION Kansas City Life Insurance Company Medical Choice Plus Traditional Plan Effective: January 1, 2009 Group Number: 715040

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

RIGHT HAND PAGE

TABLE OF CONTENTS

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• How to Use This SPD	2

• How the Plan Works	9

• Plan Highlights	16

• Additional Coverage Details	24

• Exclusions	53

• Claims Procedures	66

• Glossary	95

SECTION 1 - WELCOME	1

SECTION 2 - INTRODUCTION	3

Eligibility	3

Cost of Coverage	6

How to Enroll	6

When Coverage Begins	6

Changing Your Coverage	7

SECTION 3 - HOW THE PLAN WORKS	9

Network and Non-Network Benefits	9

Eligible Expenses	10

Annual Deductible	10

Copayment	11

Coinsurance	11

Out-of-Pocket Maximum	11

Lifetime Maximum Benefit	12

SECTION 4 - PERSONAL HEALTH SUPPORT	13

Requirements for Notifying Personal Health Support	14

Special Note Regarding Mental Health and Substance Abuse Services	15

Special Note Regarding Medicare	15

SECTION 5 - PLAN HIGHLIGHTS	16

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

SECTION 6 - ADDITIONAL COVERAGE DETAILS	24

Ambulance Services	24

Cancer Resource Services (CRS)	25

Chiropractic Treatment	25

Congenital Heart Disease (CHD) Surgeries	25

Dental Services - Accident Only	26

Diabetes Services	27

Durable Medical Equipment (DME)	28

Emergency Health Services - Outpatient	29

Home Health Care	30

Hospice Care	30

Hospital - Inpatient Stay	31

Kidney Resource Services (KRS)	31

Lab, X-Ray and Diagnostics - Outpatient	32

Lab, X-Ray and Major Diagnostics - CT, PET Scans, MRI, MRA and Nuclear Medicine - Outpatient	33

Mental Health and Substance Abuse Services - Inpatient and Intermediate	33

Mental Health and Substance Abuse Services - Outpatient	34

Nutritional Counseling	34

Obesity Surgery	35

Ostomy Supplies	35

Pharmaceutical Products - Outpatient	36

Physician Fees for Surgical and Medical Services	36

Physician’s Office Services - Sickness and Injury	36

Pregnancy - Maternity Services	36

Preventive Care Services	37

Prosthetic Devices	38

Reconstructive Procedures	39

Rehabilitation Services - Outpatient Therapy and Chiropractic Treatment	40

Scopic Procedures - Outpatient Diagnostic and Therapeutic	41

Skilled Nursing Facility/Inpatient Rehabilitation Facility Services	41

Surgery - Outpatient	42

Therapeutic Treatments - Outpatient	43

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Transplantation Services	43

Travel and Lodging	44

Urgent Care Center Services	45

Vision Examinations	45

Wigs	46

SECTION 7 - RESOURCES TO HELP YOU STAY HEALTHY	47

www.myuhc.com	47

Optum® NurseLineSM	49

Live Nurse Chat	50

Live Events on www.myuhc.com	50

Healthy Pregnancy Program	50

Treatment Decision Support	51

UnitedHealth PremiumSM Program	51

SECTION 8 - EXCLUSIONS: WHAT THE MEDICAL PLAN WILL NOT COVER	53

Alternative Treatments	53

Dental	53

Devices, Appliances and Prosthetics	54

Drugs (The exclusions listed below apply to the medical portion of the Plan only. Prescription Drug coverage is excluded under the medical plan because it is a separate benefit).	55

Experimental or Investigational or Unproven Services	55

Foot Care	55

Medical Supplies and Equipment	56

Mental Health/Substance Abuse	57

Nutrition	58

Personal Care, Comfort or Convenience	58

Physical Appearance	59

Preexisting Conditions	60

Procedures and Treatments	60

Providers	61

Reproduction	62

Services Provided under Another Plan	62

Transplants	63

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Travel	63

Types of Care	63

Vision and Hearing	64

All Other Exclusions	64

SECTION 9 - CLAIMS PROCEDURES	66

Network Benefits	66

Non-Network Benefits	66

If Your Provider Does Not File Your Claim	66

Health Statements	67

Explanation of Benefits (EOB)	67

Claim Denials and Appeals	68

Limitation of Action	72

SECTION 10 - COORDINATION OF BENEFITS (COB)	73

Determining Which Plan is Primary	73

When This Plan is Secondary	74

When a Covered Person Qualifies for Medicare	75

Medicare Cross-Over Program	75

Right to Receive and Release Needed Information	76

Overpayment and Underpayment of Benefits	76

SECTION 11 - SUBROGATION AND REIMBURSEMENT	78

Right of Recovery	78

Right to Subrogation	78

Right to Reimbursement	79

Third Parties	79

Subrogation and Reimbursement Provisions	79

SECTION 12 - WHEN COVERAGE ENDS	81

Other Events Ending Your Coverage	82

Coverage for a Disabled Child	82

Continuing Coverage Through COBRA	83

When COBRA Ends	87

Uniformed Services Employment and Reemployment Rights Act	87

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SECTION 13 - OTHER IMPORTANT INFORMATION	89

Qualified Medical Child Support Orders (QMCSOs)	89

Your Relationship with UnitedHealthcare and Kansas City Life Insurance Company	89

Relationship with Providers	90

Your Relationship with Providers	91

Interpretation of Benefits	91

Information and Records	91

Incentives to Providers	92

Incentives to You	93

Rebates and Other Payments	93

Workers’ Compensation Not Affected	93

Future of the Plan	93

Plan Document	94

SECTION 14 - GLOSSARY	95

SECTION 15 - IMPORTANT ADMINISTRATIVE INFORMATION: ERISA	110

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

SECTION 1 - WELCOME

Quick Reference Box

•	Member services, claim inquiries, Personal Health Support and Mental Health/Substance Abuse Administrator: (888) 567-4659;

•	Claims submittal address: UnitedHealthcare - Claims, P.O. Box 30555, Salt Lake City, Utah 84130-0555; and

•	Online assistance: www.myuhc.com.

Kansas City Life Insurance Company is pleased to provide you with this Summary Plan Description (SPD), which describes the health Benefits available to you and your covered family members under the Kansas City Life Employee Medical Plan. It includes summaries of:

•	who is eligible;

•	services that are covered, called Covered Health Services;

•	services that are not covered, called Exclusions;

•	how Benefits are paid; and

•	your rights and responsibilities under the Plan.

This SPD is designed to meet your information needs and the disclosure requirements of the Employee Retirement Income Security Act of 1974 (ERISA). It supersedes any previous printed or electronic SPD for this Plan.

Kansas City Life Insurance Company intends to continue this Plan, but reserves the right, in its sole discretion, to modify, change, revise, amend or terminate the Plan at any time, for any reason, and without prior notice. This SPD is not to be construed as a contract of or for employment. If there should be an inconsistency between the contents of this summary and the contents of the Plan, your rights shall be determined under the Plan and not under this summary.

UnitedHealthcare is a private healthcare claims administrator. UnitedHealthcare’s goal is to give you the tools you need to make wise healthcare decisions. UnitedHealthcare also helps your employer to administer claims. Although UnitedHealthcare will assist you in many ways, it does not guarantee any Benefits. Kansas City Life Insurance Company is solely responsible for paying Benefits described in this SPD.

Please read this SPD thoroughly to learn how the Kansas City Life Employee Medical Plan works. If you have questions contact your local Human Resources department or call the number on the back of your ID card.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

How To Use This SPD

•	Read the entire SPD, and share it with your family. Then keep it in a safe place for future reference.

•	Many of the sections of this SPD are related to other sections. You may not have all the information you need by reading just one section.

•	You can request printed copies of your SPD by contacting Human Resources.

•	Capitalized words in the SPD have special meanings and are defined in Section 14, Glossary.

•	If eligible for coverage, the words “you” and “your” refer to Covered Persons as defined in Section 14, Glossary.

•	Kansas City Life Insurance Company is also referred to as Company.

•	If there is a conflict between this SPD and any benefit summaries (other than Summaries of Material Modifications) provided to you, this SPD will control.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

SECTION 2 - INTRODUCTION

What this section includes:

•	Who’s eligible for coverage under the Plan;

•	The factors that impact your cost for coverage;

•	Instructions and timeframes for enrolling yourself and your eligible Dependents;

•	When coverage begins; and

•	When you can make coverage changes under the Plan.

Eligibility

You are eligible to enroll in the Plan if you are regularly scheduled to work full-time or are designated full-time by the Board of Directors.

You are also eligible to enroll in the Plan if you satisfy retiree eligibility requirements.

Your eligible Dependents may also participate in the Plan. An eligible Dependent is considered to be:

•	your Spouse, as defined in Section 14, Glossary;

•

your or your Spouse’s unmarried child who is under age 19, including a natural child, stepchild, a legally adopted child, a child placed for adoption or a child for whom you or your Spouse are the legal guardian;

•	an unmarried child of any age who is or becomes disabled and dependent upon you; or

•	your unmarried child age 19 but under age 25 who is:

•	a Full-time Student, as defined in Section 14, Glossary;

•	not regularly employed on a full-time basis; and

•	Primarily dependent on you for support and maintenance.

To be eligible for coverage under the Plan, a Dependent must reside within the United States.

Note: Your Dependents may not enroll in the Plan unless you are also enrolled. If you and your Spouse are both covered under the Kansas City Company Employee Medical Plan, you may each be enrolled as a Participant or be covered as a Dependent of the other person, but not both. In addition, if you and your Spouse are both covered under the Kansas City Life Employee Medical Plan, only one parent may enroll your child as a Dependent.

A Dependent also includes a child for whom health care coverage is required through a Qualified Medical Child Support Order or other court or administrative order, as described in Section 13, Other Important Information.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

RETIREE ELIGIBILITY

Retired employees who satisfy eligibility requirements may continue coverage by paying the applicable premium for Medical Benefits. Retired employees, dependents and surviving spouses who are eligible for Medicare are not eligible to continue coverage under this plan for the Prescription Drug Program. This includes:

Eligible Kansas City Life Insurance Company Retirees.

While the employer expects retiree coverage to continue, the employer reserves the right to modify or discontinue retiree coverage at any time.

Retiree Coverage – Medical

Retirees and surviving spouses currently eligible for this medical plan coverage must participate in the medical plan on an on-going basis to be eligible for the plan in the future. The specific dependents enrolled in the plan will be the only dependents that the retiree or surviving spouse will be eligible to enroll in the future, providing that they meet the plan criteria for participation, except as specified herein. Additional newly acquired dependents may not be added to the plan in the future. Coverage may be decreased at any time, but once decreased may not be increased at a later date. If the retiree or surviving spouse declines medical coverage, the retiree or surviving spouse will not be eligible to participate in the medical plan in the future.

A dependent covered by the medical Plan who may become a surviving spouse of a deceased retiree may continue to participate in the plan as long as the surviving spouse participates on an on-going basis. Surviving spouses may not add additional dependents to their coverage. Surviving spouses who decline coverage in the medical plan will not be eligible to enroll in the future. If the surviving spouse does not elect to continue coverage, or if there is no spouse, all dependents will be offered coverage under the provisions of COBRA.

Active Employees Who Become Eligible To Retire In The Future – Medical

Employees Hired On or After 1/1/2005 Who Become Eligible To Retire In The Future – Employees hired or rehired on or after 1/1/2005 are not eligible to participate in the medical plan when they retire.

Employees Hired On or After 1/1/2000 but prior to 1/1/2005 Who Become Eligible To Retire In The Future – Active employees hired on or after 1/1/2000 but prior to 1/1/2005 who become eligible to retire in the future must have a minimum of one hundred twenty (120) months of service and continuously participate in the medical plan during the last sixty (60) months of employment immediately prior to retirement to be eligible for retiree medical plan coverage. The specific dependents enrolled in the plan at the most recent enrollment prior to retirement will be the only dependents the retiree will be eligible to enroll in the future, except as specified herein. Additional newly acquired dependents may not be added to the plan in the future.

Employees Hired Prior to 1/1/2000 Who Become Eligible To Retire In The Future – Active employees hired prior to 1/1/2000 who become eligible to retire in the future must continuously participate in the medical plan during the last sixty (60) months of employment immediately prior to retirement to be eligible for retiree medical plan coverage. The specific

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

dependents enrolled in the plan at the most recent enrollment prior to retirement will be the only dependents the retiree will be eligible to enroll in the future, except as specified herein. Additional newly acquired dependents may not be added to the plan in the future.

SURVIVING SPOUSE ELIGIBILITY

Surviving Spouses of Active Employees – Medical

Surviving Spouses of Active Employees Hired On or After 1/1/2005 – In the event of the death of an active employee who is hired on or after 1/1/2005, the surviving spouse will be offered medical plan coverage under the provisions of COBRA.

Surviving Spouses of Employees Hired On or After 1/1/2000 but Prior to 1/1/2005 – In the event of the death of an active employee hired on or after 1/1/2000, the surviving spouse may continue medical plan coverage provided the employee had a minimum of one hundred and twenty (120) months of service and continuously participated in the plan(s) during the sixty (60) consecutive months immediately preceding the death of the employee. In no event can the surviving spouse obtain coverage unless the spouse was covered as a dependent at the time of the employee’s death, except as a specified herein. If other dependents were covered at the time of the employee’s death and the surviving spouse qualifies and elects to continue coverage, the other dependents can continue to participate in the plan.

Surviving Spouses of Employees Hired Prior to 1/1/2000 – In the event of the death of an active employee hired prior to 1/1/2000, the surviving spouse may continue his or her medical plan coverage provided the employee continuously participated in the plan(s) sixty (60) consecutive months immediately preceding the death of the employee. In no event can the surviving spouse obtain coverage unless the spouse was covered as a dependent at the tune if the employee’s death, except as specified herein. If other dependents were covered at the time of the employee’s death and the surviving spouse qualifies and elects to continue coverage, the other dependents can continue to participate in the plan.

If the surviving spouse does not meet the above criteria, but is a dependent covered by the medical plan when the death of the employee occurs, the surviving spouse will be offered coverage under the provisions of COBRA. If the surviving spouse does not qualify or elect to continue coverage, or if there is no spouse, all dependents will be offered coverage under the provisions of COBRA.

When Both Spouses Are Covered By This Plan As The Result of Current or Past Employment With The Employer

If, within a family, both spouses have or have had an employee/employer relationship with the employer, and are covered under this plan as an employee, dependent or, retiree, and meet the eligibility criteria for retiree medical coverage, such spouse may elect to change his or her coverage options or those of his or her dependents who are currently covered under the plan in the event that coverage for the other spouse terminates or one of the spouses experiences a status change, i.e., active to retiree. In this instance, the change of coverage options must be made within thirty (30) days of the status change or termination of one spouse’s coverage.

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Contribution For Surviving Dependents

To continue coverage, surviving dependents of a deceased active or retired employee must apply for coverage within thirty (30) days of that person’s death. The dependents must make any and all payments required on their behalf. Dependent children may be covered until they no longer qualify as a dependent as defined in this plan.

Cost of Coverage

You and Kansas City Life Insurance Company share in the cost of the Plan. Your contribution amount depends on the Plan you select and the family members you choose to enroll.

Your contributions are deducted from your paychecks on a before-tax basis. Before-tax dollars come out of your pay before federal income and Social Security taxes are withheld - and in most states, before state and local taxes are withheld. This gives your contributions a special tax advantage and lowers the actual cost to you.

Your contributions are subject to review and Kansas City Life Insurance Company reserves the right to change your contribution amount from time to time.

You can obtain current contribution rates by calling Human Resources.

How to Enroll

To enroll, call Human Resources, within 31 days of the date you first become eligible for medical Plan coverage. If you do not enroll within 31 days, you will need to wait until the next annual Open Enrollment to make your benefit elections.

Each year during annual Open Enrollment, you have the opportunity to review and change your medical election. Any changes you make during Open Enrollment will become effective the following January 1.

Important

If you wish to change your benefit elections following your marriage, birth or adoption of a child, or other family status change, you must contact Human Resources within 31 days of the event. Otherwise, you will need to wait until the next annual Open Enrollment to change your elections.

When Coverage Begins

Once Human Resources receives your properly completed enrollment, coverage will begin on the first day of the month following your date of hire. Coverage for Late Enrollees will begin on the date identified by Kansas City Life Insurance Company after Kansas City Life Insurance Company receives the completed enrollment form and any required contribution for coverage. Coverage for your Dependents will start on the date your coverage begins, provided you have enrolled them in a timely manner.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Coverage for a Spouse or Dependent stepchild that you acquire via marriage becomes effective the first of the month following the date Human Resources receives notice of your marriage, provided you notify Human Resources within 31 days of your marriage. Coverage for Dependent children acquired through birth, adoption, or placement for adoption is effective the date of the family status change, provided you notify Human Resources within 31 days of the birth, adoption, or placement.

Changing Your Coverage

You may make coverage changes during the year only if you experience a change in family status. The change in coverage must be consistent with the change in status (e.g., you cover your Spouse following your marriage, your child following an adoption, etc.). The following are considered family status changes for purposes of the Plan:

•	your marriage, divorce, legal separation or annulment;

•	the birth, adoption or legal guardianship of a child;

•	a change in your Spouse’s employment or involuntary loss of health coverage (other than coverage under the Medicare or Medicaid programs) under another employer’s plan;

•	loss of coverage due to the exhaustion of another employer’s COBRA benefits, provided you were paying for premiums on a timely basis;

•	the death of a Dependent;

•	your Dependent child no longer qualifying as an eligible Dependent;

•	a change in your or your Spouse’s position or work schedule that impacts eligibility for health coverage;

•

contributions were no longer paid by the employer (This is true even if you or your eligible Dependent continues to receive coverage under the prior plan and to pay the amounts previously paid by the employer);

•	you or your eligible Dependent who were enrolled in an HMO no longer live or work in that HMO’s service area and no other benefit option is available to you or your eligible Dependent;

•	benefits are no longer offered by the Plan to a class of individuals that include you or your eligible Dependent;

•	you or your eligible Dependent incurs a claim that would exceed a lifetime limit on all benefits under the elected health care option through Kansas City Life Insurance Company;

•	A significant change in the medical benefits or health insurance coverage of the participant or the participant’s spouse under the spouse’s employer’s health plan;

•	a strike or lockout involving you or your Spouse; or

•	a court or administrative order.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

If you wish to change your elections, you must contact Human Resources within 31 days of the change in family status. Otherwise, you will need to wait until the next annual Open Enrollment.

While some of these changes in status are similar to qualifying events under COBRA, you, or your eligible Dependent, do not need to elect COBRA continuation coverage to take advantage of the special enrollment rights listed above. These will also be available to you or your eligible Dependent if COBRA is elected.

Note: Any child under age 19 who is placed with you for adoption will be eligible for coverage on the date the child is placed with you, even if the legal adoption is not yet final. If you do not legally adopt the child, all medical Plan coverage for the child will end when the placement ends. No provision will be made for continuing coverage (such as COBRA coverage) for the child.

Change in Family Status - Example

Jane is married and has two children who qualify as Dependents. At annual Open Enrollment, she elects not to participate in Kansas City Life Insurance Company’s medical plan, because her husband, Tom, has family coverage under his employer’s medical plan. In June, Tom loses his job as part of a downsizing. As a result, Tom loses his eligibility for medical coverage. Due to this family status change, Jane can elect family medical coverage under Kansas City Life Insurance Company’s medical plan outside of annual Open Enrollment.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

SECTION 3 - HOW THE PLAN WORKS

What this section includes:

•	Network and Non-Network Benefits;

•	Eligible Expenses;

•	Annual Deductible;

•	Copayment;

•	Out-of-Pocket Maximum;

•	Lifetime Maximum Benefit; and

•	Coinsurance.

Network and Non-Network Benefits

As a participant in this Plan, you have the freedom to choose the Physician or health care professional you prefer each time you need to receive Covered Health Services. The choices you make affect the amounts you pay, as well as the level of Benefits you receive and any benefit limitations that may apply.

You are eligible for the Network level of Benefits under this Plan when you receive Covered Health Services from Physicians and other health care professionals who have contracted with UnitedHealthcare to provide those services. For facility services, these are Benefits for Covered Health Services that are provided at a Network facility. Emergency Health Services, including the services of either a Network or non-Network Emergency room Physician, are always paid as Network Benefits. Covered Health Services provided in a Network facility by a non-Network consulting Physician, anesthesiologist, pathologist and radiologist will be paid as Non-Network Benefits.

Certain Physicians and providers have been identified as a Designated Facility or Physician. Designated Network Benefits apply to Covered Health Services that are provided by a Network Physician or other provider that is identified as a Designated Facility or Physician. Designated Network Benefits are available only for specific Covered Health Services as identified in Section 5, Plan Highlights.

Generally, when you receive Covered Health Services from a Network provider, you pay less than you would if you receive the same care from a non-Network provider. Therefore, in most instances, your out-of-pocket expenses will be less if you use a Network provider.

If you choose to seek care outside the Network, the Plan generally pays Benefits at a lower level. You are required to pay the amount that exceeds the Eligible Expense. The amount in excess of the Eligible Expense could be significant, and this amount does not apply to the Out-of-Pocket Maximum. You may want to ask the non-Network provider about their billed charges before you receive care. Emergency services received at a non-Network Hospital are covered at the Network level.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Looking for a Network Provider?

In addition to other helpful information, www.myuhc.com, UnitedHealthcare’s consumer website, contains a directory of health care professionals and facilities in UnitedHealthcare’s Network. While Network status may change from time to time, www.myuhc.com has the most current source of Network information. Use www.myuhc.com to search for Physicians available in your Plan.

Network Providers

UnitedHealthcare or its affiliates arrange for health care providers to participate in a Network. At your request, UnitedHealthcare will send you a directory of Network providers free of charge. Keep in mind, a provider’s Network status may change. To verify a provider’s status or request a provider directory, you can call UnitedHealthcare at the toll-free number on your ID card or log onto www.myuhc.com.

Network providers are independent practitioners and are not employees of Kansas City Life Insurance Company or UnitedHealthcare.

Possible Limitations on Provider Use

If UnitedHealthcare determines that you are using health care services in a harmful or abusive manner, you may be required to select a Network Physician to coordinate all of your future Covered Health Services. If you don’t make a selection within 31 days of the date you are notified, UnitedHealthcare will select a Network Physician for you. In the event that you do not use the Network Physician to coordinate all of your care, any Covered Health Services you receive will be paid at the non-Network level.

Eligible Expenses

Eligible Expenses are charges for Covered Health Services that are provided while the Plan is in effect, determined according to the definition in Section 14, Glossary. For certain Covered Health Services, the Plan will not pay these expenses until you have met your Annual Deductible. Kansas City Life Insurance Company has delegated to UnitedHealthcare the initial discretion and authority to decide whether a treatment or supply is a Covered Health Service and how the Eligible Expenses will be determined and otherwise covered under the Plan.

Don’t Forget Your ID Card

Remember to show your UnitedHealthcare ID card every time you receive health care services from a provider. If you do not show your ID card, a provider has no way of knowing that you are enrolled under the Plan.

Annual Deductible

The Annual Deductible is the amount of Eligible Expenses you must pay each calendar year for Covered Health Services before you are eligible to begin receiving Benefits. There are separate Network and non-Network Annual Deductibles for this Plan. The amounts you pay toward your Annual Deductible accumulate over the course of the calendar year.

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Amounts paid toward the Annual Deductible for Covered Health Services that are subject to a visit or day limit will also be calculated against that maximum benefit limit. As a result, the limited benefit will be reduced by the number of days or visits you used toward meeting the Annual Deductible.

Copayment

A Copayment (Copay) is the amount you pay each time you receive certain Covered Health Services. The Copay is a flat dollar amount and is paid at the time of service or when billed by the provider. Copays do not count toward the Out-of-Pocket-Maximum. Copays do not count toward the Annual Deductible. If the Eligible Expense is less than the Copay, you are only responsible for paying the Eligible Expense and not the Copay.

Coinsurance

Coinsurance is the percentage of Eligible Expenses that you are responsible for paying. Coinsurance is a fixed percentage that applies to certain Covered Health Services after you meet the Annual Deductible.

Coinsurance – Example

Let’s assume that you receive Plan Benefits for outpatient surgery from a Network provider. Since the Plan pays 90% after you meet the Annual Deductible, you are responsible for paying the other 10%. This 10% is your Coinsurance.

Out-of-Pocket Maximum

The annual Out-of-Pocket Maximum is the most you pay each calendar year for Covered Health Services. There is a separate Out-of-Pocket Maximum for Network and Non-Network Benefits. If your eligible out-of-pocket expenses in a calendar year exceed the annual maximum, the Plan pays 100% of Eligible Expenses for Covered Health Services through the end of the calendar year.

The following table identifies what does and does not apply toward your Out-of-Pocket Maximum:

Plan Features	Applies to the Out- of-Pocket Maximum?
Copays	No
Payments toward the Annual Deductible	Yes
Coinsurance Payments	Yes
Charges for non-Covered Health Services	No
The amounts of any reductions in Benefits you incur by not notifying Personal Health Support	No
Charges that exceed Eligible Expenses	No

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Lifetime Maximum Benefit

The Lifetime Maximum Benefit is the most the Plan will pay for Benefits during the entire period you are enrolled under this Plan offered by Kansas City Life Insurance Company. There are combined Network and non-Network Lifetime Maximum Benefits for this Plan.

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SECTION 4 - PERSONAL HEALTH SUPPORT

What this section includes:

•	An overview of the Personal Health Support program; and

•	Covered Health Services for which you need to contact Personal Health Support.

UnitedHealthcare provides a program called Personal Health Support designed to encourage personalized, efficient care for you and your covered Dependents.

Personal Health Support Nurses center their efforts on prevention, education, and closing any gaps in your care. The goal of the program is to ensure you receive the most appropriate and cost-effective services available. A Personal Health Support Nurse is notified when you or your provider calls the toll-free number on your ID card regarding an upcoming treatment or service.

If you are living with a chronic condition or dealing with complex health care needs, UnitedHealthcare may assign to you a primary nurse, referred to as a Personal Health Support Nurse to guide you through your treatment. This assigned nurse will answer questions, explain options, identify your needs, and may refer you to specialized care programs. The Personal Health Support Nurse will provide you with their telephone number so you can call them with questions about your conditions, or your overall health and well-being.

Personal Health Support Nurses will provide a variety of different services to help you and your covered family members receive appropriate medical care. Program components and notification requirements are subject to change without notice. As of the publication of this SPD, the Personal Health Support program includes:

•

Admission counseling - For upcoming inpatient Hospital admissions for certain conditions, a Treatment Decision Support Nurse may call you to help answer your questions and to make sure you have the information and support you need for a successful recovery.

•

Inpatient care advocacy - If you are hospitalized, a nurse will work with your Physician to make sure you are getting the care you need and that your Physician’s treatment plan is being carried out effectively.

•

Readmission Management - This program serves as a bridge between the Hospital and your home if you are at high risk of being readmitted. After leaving the Hospital, if you have a certain chronic or complex condition, you may receive a phone call from a Personal Health Support Nurse to confirm that medications, needed equipment, or follow-up services are in place. The Personal Health Support Nurse will also share important health care information, reiterate and reinforce discharge instructions, and support a safe transition home.

•	Risk Management - Designed for participants with certain chronic or complex conditions, this program addresses such health care needs as access to medical

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

specialists, medication information, and coordination of equipment and supplies. Participants may receive a phone call from a Personal Health Support Nurse to discuss and share important health care information related to the participant’s specific chronic or complex condition.

If you do not receive a call from a Personal Health Support Nurse but feel you could benefit from any of these programs, please call the toll-free number on your ID card.

Requirements for Notifying Personal Health Support

There are some Network Benefits for which you are responsible for notifying Personal Health Support. However, Network providers are generally responsible for notifying Personal Health Support before they provide these services to you.

When you choose to receive certain Covered Health Services from non-Network providers, you are responsible for notifying Personal Health Support before you receive these Covered Health Services. In many cases, your Non-Network Benefits will be reduced if Personal Health Support is not notified.

The services that require Personal Health Support notification are:

•	ambulance – non-emergent air and ground;

•	Congenital Heart Disease services;

•	dental services - accident only;

•	Durable Medical Equipment for items that will cost more than $1,000 to purchase or rent;

•	home health care;

•	hospice care - inpatient;

•	Hospital Inpatient Stay, including Emergency admission;

•	maternity care that exceeds the delivery timeframes as described in Section 6, Additional Coverage Details;

•	obesity surgery;

•	outpatient therapeutics – dialysis;

•	Reconstructive Procedures;

•	Skilled Nursing Facility/Inpatient Rehabilitation Facility Services; and

•	transplantation services.

For notification timeframes, and reductions in Benefits that apply if you do not notify Personal Health Support, see Section 6, Additional Coverage Details.

Contacting Personal Health Support is easy.

Simply call the toll-free number on your ID card.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Special Note Regarding Mental Health and Substance Abuse Services

For inpatient, intermediate or outpatient Mental Health/Substance Abuse (MH/SA) Services, you are responsible for calling the MH/SA Administrator in advance of any service to get authorization to receive these Benefits. Without prior authorization, you will be responsible for paying all charges and no Benefits will be paid. The MH/SA Administrator’s phone number appears on your ID card.

Special Note Regarding Medicare

If you are enrolled in Medicare and Medicare pays benefits before the Plan, you are not required to notify Personal Health Support before receiving Covered Health Services. Since Medicare pays benefits first, the Plan will pay Benefits second as described in Section 10, Coordination of Benefits (COB).

15	SECTION 4 - PERSONAL HEALTH SUPPORT

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

SECTION 5 - PLAN HIGHLIGHTS

The table below provides an overview of Copays that apply when you receive certain Covered Health Services, and outlines the Plan’s Annual Deductible, Out-of-Pocket Maximum and Lifetime Maximum Benefit.

Plan Features	Network	Non-Network
Copays[1]
• Emergency Health Services (copay waived if admitted)	$100	$100
• Urgent Care Center Services	$20	$40
Annual Deductible[2]
• Individual	$300	$500
• Family	$600	$1,000
Annual Out-of-Pocket Maximum[2]
• Individual	$800	$2,500
• Family (not to exceed $800 per Covered Person for Network Benefits or not to exceed $2,500 per Covered Person for Non-Network Benefits)	$1,600	$5,000
Lifetime Maximum Benefit	$1,000,000 per Covered Person, per lifetime

[1]

In addition to these Copays, you may be responsible for meeting the Annual Deductible for the Covered Health Services described in the chart on the following pages. With the exception of Emergency Health Services and Urgent Care Center Services, a Copay does not apply when you visit a non-Network provider.

[2]	Copays do not apply toward the Annual Deductible and Out-of-Pocket Maximum. The Annual Deductible applies toward the Out-of-Pocket Maximum for all Covered Health Services.

16	SECTION 5 - PLAN HIGHLIGHTS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

This table provides an overview of the Plan’s coverage levels. For detailed descriptions of your Benefits, refer to Section 6, Additional Coverage Details.

Covered Health Services[1]	Percentage of Eligible Expenses Payable by the Plan:
	Network	Non-Network
Ambulance Services
• Emergency Ambulance	80% after you meet the Annual Deductible	80% after you meet the Annual Deductible
• Non-Emergency Ambulance	80% after you meet the Annual Deductible	80% after you meet the Annual Deductible
Cancer Resource Services (CRS)[2]
• Hospital Inpatient Stay	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible
Chiropractic Treatment Up to 20 visits per calendar year	90% and after you meet the Annual Deductible	60% after you meet the Annual Deductible
Congenital Heart Disease (CHD) Surgeries	90% and after you meet the Annual Deductible	60% after you meet the Annual Deductible
Dental Services - Accident Only Up to $3,000 per calendar year. Benefits are further limited to a maximum of $900 per tooth.	90% after you meet the Annual Deductible	90% after you meet the Annual Deductible
Diabetes Services
Diabetes Self-Management and Training/ Diabetic Eye Examinations/Foot Care

Depending upon where the Covered Health

Service is provided, Benefits for diabetes

self-management and training/diabetic eye

examinations/foot care will be paid the

same as those stated under each Covered

Health Service category in this section.

Diabetes Self-Management Items • diabetes equipment • diabetes supplies	Benefits for diabetes equipment will be the same as those stated under Durable Medical Equipment in this section.

17	SECTION 5 - PLAN HIGHLIGHTS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Covered Health Services[1]	Percentage of Eligible Expenses Payable by the Plan:
	Network	Non-Network
Durable Medical Equipment (DME) See Section 6, Additional Coverage Details, for limits.	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible
Emergency Health Services - Outpatient Copay is waived if admitted.	90% after you pay a $100 Copay and after you meet the Annual Deductible	90% after you pay a $100 Copay and after you meet the Annual Deductible
Home Health Care Up to 60 visits per calendar year	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible
Hospice Care	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible
Hospital - Inpatient Stay	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible
Kidney Resource Services (KRS) (These Benefits are for Covered Health Services provided through KRS only)	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible
Lab, X-Ray and Diagnostics - Outpatient	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible
Lab, X-Ray and Major Diagnostics – CT, PET, MRI, MRA and Nuclear Medicine - Outpatient	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible
Mental Health and Substance Abuse Services - Inpatient and Intermediate Up to 30 days per calendar year for Mental Health and up to 30 days per calendar year for Substance Abuse.	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible
Mental Health and Substance Abuse Services - Outpatient Up to 30 visits per Calendar year for Mental Health and up to 20 visits per calendar year for Substance Abuse	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible

18	SECTION 5 - PLAN HIGHLIGHTS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Covered Health Services[1]	Percentage of Eligible Expenses Payable by the Plan:
	Network	Non-Network
Nutritional Counseling Up to three visits per condition per lifetime	90% after you meet the Annual Deductible	Not Covered
Obesity Surgery Limited to $50,000 per Lifetime
• Physician’s Office Services	90% after you meet the Annual Deductible	Not Covered
• Physician Fees for Surgical and Medical Services	90% after you meet the Annual Deductible	Not Covered
• Hospital - Inpatient Stay	90% after you meet the Annual Deductible	Not Covered
See Section 6, Additional Coverage Details for limits
Ostomy Supplies	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible
Pharmaceutical Products - Outpatient	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible
Physician Fees for Surgical and Medical Services
	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible

•   UnitedHealth Premium Program

These Benefits are for Covered Health Services provided by a Network Physician designated in the UnitedHealth Premium Program for:

•   all specialties except family medicine, internal medicine, obstetrics/gynecology, and pediatrics for which we provide designation.

	90% after you meet the Annual Deductible	Not Applicable to Non-Network

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Covered Health Services[1]	Percentage of Eligible Expenses Payable by the Plan:
	Network	Non-Network
You can determine the specific services for which benefits are available by going to myuhc.com or by calling the telephone number on your ID card.
Physician’s Office Services - Sickness and Injury	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible

•   UnitedHealth Premium Program

These Benefits are for Covered Health Services provided by a Network Physician designated in the UnitedHealth Premium Program for:

•   all specialties except family medicine, internal medicine, obstetrics/gynecology, and pediatrics for which we provide designation.

	90% after you meet the Annual Deductible	Not Applicable to Non-Network
You can determine the specific services for which benefits are available by going to myuhc.com or by calling the telephone number on your ID card.
Pregnancy – Maternity Services Benefits for Dependent Children are not covered.
• Physician’s Office Services	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible
• Hospital - Inpatient Stay	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible
• Physician Fees for Surgical and Medical Services	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible

20	SECTION 5 - PLAN HIGHLIGHTS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Covered Health Services[1]	Percentage of Eligible Expenses Payable by the Plan:
	Network	Non-Network
A Deductible will not apply for a newborn child whose length of stay in the Hospital is the same as the mother’s length of stay.
Preventive Care Services
• Physician Office Services, Lab, X-ray or Other Preventive Tests	100% up to $500, then 90% after you meet the Annual Deductible	Not Covered
Prosthetic Devices Up to $5,000 per calendar year this is a combined limited with Durable Medical Equipment.	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible
Reconstructive Procedures
• Physician’s Office Services	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible
• Hospital - Inpatient Stay	90% after you meet the Annual Deductible	60% and after you meet the Annual Deductible
• Physician Fees for Surgical and Medical Services	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible
• Prosthetic Devices	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible
• Surgery - Outpatient See Section 6, Additional Coverage Details	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible
Rehabilitation Services - Outpatient Therapy and Chiropractic Treatment See Section 6, Additional Coverage Details, for visit limit	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible

21	SECTION 5 - PLAN HIGHLIGHTS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Covered Health Services[1]	Percentage of Eligible Expenses Payable by the Plan:
	Network	Non-Network
Scopic Procedures - Outpatient Diagnostic and Therapeutic	90% and after you meet the Annual Deductible	60% after you meet the Annual Deductible
Skilled Nursing Facility/Inpatient Rehabilitation Facility Services Up to 60 days per calendar year	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible
Surgery - Outpatient	90% and after you meet the Annual Deductible	60% after you meet the Annual Deductible
Therapeutic Treatments - Outpatient	90% and after you meet the Annual Deductible	60% after you meet the Annual Deductible
Transplantation Services	90% and after you meet the Annual Deductible	60% after you meet the Annual Deductible Benefits are limited to $30,000 per transplant
Travel and Lodging (If services rendered by a Designated Facility; $10,000 maximum per Lifetime)	For patient and companion(s) of patient undergoing cancer, Congenital Heart Disease treatment or transplant procedures
Urgent Care Center Services (Copay is per visit)	90% after you pay a $20 Copay and after you meet the Annual Deductible	60% after you meet the Annual Deductible
Vision Examinations Up to 1 exam per every 2 calendar years.	90% after you meet the Annual Deductible	Not Covered
Wigs 1 per Lifetime	90% after you meet the Annual Deductible	60% after you meet the Annual Deductible

22	SECTION 5 - PLAN HIGHLIGHTS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Covered Health Services[1]	Percentage of Eligible Expenses Payable by the Plan
	Network	Non-Network

[1]

You must notify Personal Health Support, as described in Section 4, Personal Health Support to receive full Benefits before receiving certain Covered Health Services from a non-Network provider. In general, if you visit a Network provider, that provider is responsible for notifying Personal Health Support before you receive certain Covered Health Services. See Section 6, Additional Coverage Details for further information.

[2]

These Benefits are for Covered Health Services provided through CRS at a Designated Facility. For oncology services not provided through CRS, the Plan pays Benefits as described under Physician’s Office Services - Sickness and Injury, Physician Fees for Surgical and Medical Services, Hospital - Inpatient Stay, Surgery - Outpatient, Scopic Procedures - Outpatient Diagnostic and Therapeutic Lab, X-Ray and Diagnostics – Outpatient, and Lab, X-Ray and Major Diagnostics – CT, PET, MRI, MRA and Nuclear Medicine – Outpatient.

23	SECTION 5 - PLAN HIGHLIGHTS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

SECTION 6 - ADDITIONAL COVERAGE DETAILS

What this section includes:

•	Covered Health Services for which the Plan pays Benefits; and

•	Covered Health Services that require you to notify Personal Health Support before you receive them, and any reduction in Benefits that may apply if you do not call Personal Health Support.

This section supplements the second table in Section 5, Plan Highlights.

While the table provides you with benefit limitations along with Copayment, Coinsurance and Annual Deductible information for each Covered Health Service, this section includes descriptions of the Benefits. These descriptions include any additional limitations that may apply, as well as Covered Health Services for which you must call Personal Health Support. The Covered Health Services in this section appear in the same order as they do in the table for easy reference. Services that are not covered are described in Section 8, Exclusions.

Ambulance Services

The Plan covers Emergency ambulance services and transportation provided by a licensed ambulance service to the nearest Hospital that offers Emergency Health Services. See Section 14, Glossary for the definition of Emergency.

Ambulance service by air is covered in an Emergency if ground transportation is impossible, or would put your life or health in serious jeopardy. If special circumstances exist, UnitedHealthcare may pay Benefits for Emergency air transportation to a Hospital that is not the closest facility to provide Emergency Health Services.

When transportation is initiated by Unitedhealthcare from a non network Hospital to a network Hospital when the member was admitted in an emergency life threatening situation and is later stablized, the ambulance fee will be waived.

The Plan also covers transportation provided by a licensed professional ambulance, (either ground or air ambulance, as UnitedHealthcare determines appropriate) between facilities when the transport is:

•	from a non-Network Hospital to a Network Hospital;

•	to a Hospital that provides a higher level of care that was not available at the original Hospital;

•	to a more cost-effective acute care facility; or

•	from an acute facility to a sub-acute setting.

Please remember that you should notify Personal Health Support for non-Emergency ambulance services as soon as possible prior to transport. If Personal Health Support is not notified, Benefits will be reduced to 50% of Eligible Expenses.

24	SECTION 6 - ADDITIONAL COVERAGE DETAILS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Cancer Resource Services (CRS)

The Plan pays Benefits for oncology services provided by Designated Facilities participating in the Cancer Resource Services (CRS) program. Designated Facility is defined in Section 14, Glossary.

For oncology services and supplies to be considered Covered Health Services, they must be provided to treat a condition that has a primary or suspected diagnosis relating to cancer. If you or a covered Dependent has cancer, you may:

•	be referred to CRS by a Personal Health Support Nurse;

•	call CRS toll-free at (866) 936-6002; or

•	visit www.urncrs.com.

To receive Benefits for a cancer-related treatment, you are not required to visit a Designated Facility. If you receive oncology services from a facility that is not a Designated Facility, the Plan pays Benefits as described under:

•	Physician’s Office Services - Sickness and Injury;

•	Physician Fees for Surgical and Medical Services;

•	Scopic Procedures - Outpatient Diagnostic and Therapeutic;

•	Therapeutic Treatments - Outpatient;

•	Hospital - Inpatient Stay; and

•	Surgery - Outpatient.

Note: The services described under Travel and Lodging are Covered Health Services only in connection with cancer-related services received at a Designated Facility.

To receive Benefits under the CRS program, you must contact CRS prior to obtaining Covered Health Services. The Plan will only pay Benefits under the CRS program if CRS provides the proper notification to the Designated Facility provider performing the services (even if you self refer to a provider in that Network).

Chiropractic Treatment

•	Up to 20 visits per calendar year for Chiropractic Treatment.

Congenital Heart Disease (CHD) Surgeries

The Plan pays Benefits for Congenital Heart Disease (CHD) services ordered by a Physician and received at a CHD Resource Services program. Benefits are available for the following CHD services:

•	outpatient diagnostic testing;

•	evaluation;

•	surgical interventions;

25	SECTION 6 - ADDITIONAL COVERAGE DETAILS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

•	interventional cardiac catheterizations (insertion of a tubular device in the heart);

•	fetal echocardiograms (examination, measurement and diagnosis of the heart using ultrasound technology); and

•	approved fetal interventions.

CHD services other than those listed above are excluded from coverage, unless determined by United Resource Networks or Personal Health Support to be proven procedures for the involved diagnoses. Contact United Resource Networks at (888) 936-7246 or Personal Health Support at the toll-free number on your ID card for information about CHD services.

If you receive Congenital Heart Disease services from a facility that is not a Designated Facility, the Plan pays Benefits as described under:

•	Physician’s Office Services - Sickness and Injury;

•	Physician Fees for Surgical and Medical Services;

•	Scopic Procedures - Outpatient Diagnostic and Therapeutic;

•	Therapeutic Treatments - Outpatient;

•	Hospital - Inpatient Stay; and

•	Surgery - Outpatient.

Please remember for Non-Network Benefits, you must notify United Resource Networks or Personal Health Support as soon as CHD is suspected or diagnosed. If United Resource Networks or Personal Health Support is not notified, Benefits for Covered Health Services will be reduced to 50% of Eligible Expenses.

Note: The services described under Travel and Lodging are Covered Health Services only in connection with CHD services received at a Congenital Heart Disease Resource Services program.

Dental Services - Accident Only

Dental services are covered by the Plan when all of the following are true:

•	treatment is necessary because of accidental damage;

•	dental damage does not occur as a result of normal activities of daily living or extraordinary use of the teeth;

•	dental services are received from a Doctor of Dental Surgery or a Doctor of Medical Dentistry; and

•

the dental damage is severe enough that initial contact with a Physician or dentist occurs within 72 hours of the accident. (You may request an extension of this time period provided that you do so within 60 days of the Injury and if extenuating circumstances exist due to the severity of the Injury.)

26	SECTION 6 - ADDITIONAL COVERAGE DETAILS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

The following services are also covered by the Plan:

•	dental services related to medical transplant procedures;

•	initiation of immunosuppressives (medication used to reduce inflammation and suppress the immune system); and

•	direct treatment of cancer or cleft palate.

Dental services for final treatment to repair the damage caused by accidental Injury must be started within three months of the accident unless extenuating circumstances exist (such as prolonged hospitalization or the presence of fixation wires from fracture care) and completed within 12 months of the accident.

The Plan pays for treatment of accidental Injury only for:

•	emergency examination;

•	necessary diagnostic x-rays;

•	endodontic (root canal) treatment;

•	temporary splinting of teeth;

•	prefabricated post and core;

•	simple minimal restorative procedures (fillings);

•	extractions;

•	post-traumatic crowns if such are the only clinically acceptable treatment; and

•	replacement of lost teeth due to the Injury by implant, dentures or bridges.

Please remember that you should notify Personal Health Support as soon as possible, but at least five business days before follow-up (post-Emergency) treatment begins. You do not have to provide notification before the initial Emergency treatment. When you provide notification, Personal Health Support can determine whether the service is a Covered Health Service.

Diabetes Services

The Plan pays Benefits for the Covered Health Services identified below.

Covered Diabetes Services
Diabetes Self-Management and Training/Diabetic Eye Examinations/Foot Care

Benefits include outpatient self-management training for the treatment of diabetes, education and medical nutrition therapy services. These services must be ordered by a Physician and provided by appropriately licensed or registered healthcare professionals.

Benefits under this section also include medical eye examinations (dilated retinal examinations) and preventive foot care for Covered Persons with diabetes.

27	SECTION 6 - ADDITIONAL COVERAGE DETAILS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Covered Diabetes Services
Diabetic Self-Management Items

Insulin pumps and supplies for the management and treatment of diabetes, based upon the medical needs of the Covered Person including, but not limited to:

•   blood glucose monitors;

•   insulin syringes with needles;

•   blood glucose and urine test strips;

•   ketone test strips and tablets; and

•   lancets and lancet devices.

Insulin pumps are subject to all the conditions of coverage stated under Durable Medical Equipment in this section.

Benefits for diabetes equipment that meet the definition of Durable Medical Equipment are subject to the limit stated under Durable Medical Equipment in this section.

Please remember for Non-Network Benefits, you must notify Personal Health Support before obtaining any Durable Medical Equipment for the management and treatment of diabetes if the purchase, rental, repair or replacement of DME will cost more than $1,000. You must purchase or rent the DME from the vendor Personal Health Support identifies. If Personal Health Support is not notified, Benefits will be reduced to 50% of Eligible Expenses.

Durable Medical Equipment (DME)

The Plan pays for Durable Medical Equipment (DME) that is:

•	ordered or provided by a Physician for outpatient use;

•	used for medical purposes;

•	not consumable or disposable;

•	not of use to a person in the absence of a Sickness, Injury or disability;

•	durable enough to withstand repeated use; and

•	appropriate for use in the home.

If more than one piece of DME can meet your functional needs, you will receive Benefits only for the most Cost-Effective piece of equipment. Benefits are provided for a single unit of DME (example: one insulin pump) and for repairs of that unit. If you rent or purchase a piece of Durable Medical Equipment that exceeds this guideline, you may be responsible for any cost difference between the piece you rent or purchase and the piece UnitedHealthcare has determined is the most Cost-Effective.

28	SECTION 6 - ADDITIONAL COVERAGE DETAILS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Examples of DME include but are not limited to:

•	equipment to administer oxygen;

•	wheelchairs;

•	Hospital beds;

•	delivery pumps for tube feedings;

•	burn garments;

•	insulin pumps and all related necessary supplies as described under Diabetes Services in this section;

•	braces that straighten or change the shape of a body part;

•	braces that stabilize an injured body part, including necessary adjustments to shoes to accommodate braces; and

•	equipment for the treatment of chronic or acute respiratory failure or conditions.

The Plan also covers tubings, nasal cannulas, connectors and masks used in connection with DME.

Note: DME is different from prosthetic devices – see Prosthetic Devices in this section.

Any combination of Network Benefits and Non-Network Benefits for the purchase, repair and replacement of DME and Prosthetic Devices is limited to $5,000 per calendar year.

Benefits are provided for the repair/replacement of a type of Durable Medical Equipment once every three calendar years.

Please remember for Non-Network Benefits, you must notify Personal Health Support if the purchase, rental, repair or replacement of DME will cost more than $1,000. You must purchase or rent the DME from the vendor Personal Health Support identifies. If Personal Health Support is not notified, Benefits will be reduced to 50% of Eligible Expenses.

Emergency Health Services - Outpatient

The Plan’s Emergency services Benefit pays for outpatient treatment at a Hospital or Alternate Facility when required to stabilize a patient or initiate treatment.

If you are admitted as an inpatient to a Network Hospital directly from the Emergency room, you will not have to pay the Copay for Emergency Health Services. The Benefits for an Inpatient Stay in a Network Hospital will apply instead.

Network Benefits will be paid for an Emergency admission to a non-Network Hospital as long as Personal Health Support is notified within one business day of the admission or on

29	SECTION 6 - ADDITIONAL COVERAGE DETAILS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

the same day of admission if reasonably possible after you are admitted to a non-Network Hospital. If you continue your stay in a non-Network Hospital after the date your Physician determines that it is medically appropriate to transfer you to a Network Hospital, Non-Network Benefits will apply.

Benefits under this section are not available for services to treat a condition that does not meet the definition of an Emergency.

Please remember for Non-Network Benefits, you must notify Personal Health Support within one business day of the admission or on the same day of admission if reasonably possible if you are admitted to a Hospital as a result of an Emergency. If Personal Health Support is not notified, Benefits for the Inpatient Hospital Stay will be reduced to 50% of Eligible Expenses.

Home Health Care

Covered Health Services are services that a Home Health Agency provides if you need care in your home due to the nature of your condition. Services must be:

•	ordered by a Physician;

•	provided by or supervised by a registered nurse in your home, or provided by either a home health aide or licensed practical nurse and supervised by a registered nurse;

•	not considered Custodial Care, as defined in Section 14, Glossary; and

•	provided on a part-time, intermittent schedule when Skilled Care is required. Refer to Section 14, Glossary for the definition of Skilled Care.

Personal Health Support will decide if Skilled Care is needed by reviewing both the skilled nature of the service and the need for Physician-directed medical management. A service will not be determined to be “skilled” simply because there is not an available caregiver.

Any combination of Network Benefits and Non-Network Benefits is limited to 60 visits per calendar year. One visit equals four hours of Skilled Care services. This visit limit does not include any service which is billed only for the administration of intravenous infusion.

Please remember for Non-Network Benefits, you must notify Personal Health Support five business days before receiving services or as soon as reasonably possible. If Personal Health Support is not notified, Benefits will be reduced to 50% of Eligible Expenses.

Hospice Care

Hospice care is an integrated program recommended by a Physician which provides comfort and support services for the terminally ill. Hospice care can be provided on an inpatient or outpatient basis and includes physical, psychological, social and spiritual care for the terminally ill person, and short-term grief counseling for immediate family members while the Covered Person is receiving hospice care. Benefits are available only when hospice care is received from a licensed hospice agency, which can include a Hospital.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Please remember for Non-Network Benefits, you must notify Personal Health Support five business days before receiving services. If Personal Health Support is not notified, Benefits will be reduced to 50% of Eligible Expenses.

Hospital - Inpatient Stay

Hospital Benefits are available for:

•	non-Physician services and supplies received during an Inpatient Stay;

•	room and board in a Semi-private Room (a room with two or more beds); and

•	Emergency room Physicians.

The Plan will pay the difference in cost between a Semi-private Room and a private room only if a private room is necessary according to generally accepted medical practice.

Benefits for an Inpatient Stay in a Hospital are available only when the Inpatient Stay is necessary to prevent, diagnose or treat a Sickness or Injury. Benefits for other Hospital-based Physician services, including consulting Physicians, anesthesiologists, pathologists and radiologists, are described in this section under Physician Fees for Surgical and Medical Services.

Benefits for Emergency admissions and admissions of less than 24 hours are described under Emergency Health Services and Surgery - Outpatient, Scopic Procedures - Diagnostic and Therapeutic Services, and Therapeutic Treatments - Outpatient, respectively.

Please remember for Non-Network Benefits, you must notify Personal Health Support as follows:

•	for elective admissions: five business days before admission or as soon as reasonably possible;

•	for Emergency admissions (also termed non-elective admissions): within two business days, or as soon as is reasonably possible.

If Personal Health Support is not notified, Benefits will be reduced to 50% of Eligible Expenses.

What is Coinsurance?

Coinsurance is the amount you pay for a Covered Health Service, not including the Copay and/or the Deductible.

For example, if the Plan pays 90% of Eligible Expenses for care received from a Network provider, your Coinsurance is 10%.

Kidney Resource Services (KRS)

The Plan pays Benefits for Comprehensive Kidney Solution (CKS) that covers both chronic kidney disease and End Stage Renal Disease (ESRD) disease provided by Designated Facilities participating in the Kidney Resource Services (KRS) program. Designated Facility is defined in Section 14, Glossary.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

In order to receive Benefits under this program, KRS must provide the proper notification to the Network provider performing the services. This is true even if you self refer to a Network provider participating in the program. Notification is required:

•	prior to vascular access placement for dialysis; and

•	prior to any ESRD services.

You or a covered Dependent may:

•	be referred to KRS by Personal Health Support; or

•	call KRS toll-free at (888) 936-7246 and select the KRS prompt.

To receive Benefits related to ESRD and chronic kidney disease, you are not required to visit a Designated Facility. If you receive services from a facility that is not a Designated Facility, the Plan pays Benefits as described under:

•	Physician’s Office Services - Sickness and Injury;

•	Physician Fees for Surgical and Medical Services;

•	Scopic Procedures - Outpatient Diagnostic and Therapeutic;

•	Therapeutic Treatments - Outpatient;

•	Hospital - Inpatient Stay; and

•	Surgery - Outpatient.

To receive Benefits under the KRS program, you must contact KRS prior to obtaining Covered Health Services. The Plan will only pay Benefits under the KRS program if KRS provides the proper notification to the Designated Facility provider performing the services (even if you self refer to a provider in that Network).

Lab, X-Ray and Diagnostics - Outpatient

Services for Sickness and Injury-related diagnostic purposes, received on an outpatient basis at a Hospital or Alternate Facility or in a Physician’s office include, but are not limited to:

•	lab and radiology/x-ray; and

•	mammography.

Benefits under this section include the facility charge and the charge for supplies and equipment.

When these services are performed in a Physician’s office, Benefits are described under Physician’s Office Services - Sickness and Injury in this section.

Benefits for other Physician services, including anesthesiologists, pathologists and radiologists, are described in this section under Physician Fees for Surgical and Medical Services.

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Lab, X-ray and diagnostic services for preventive care are described under Preventive Care Services in this section.

Lab, X-Ray and Major Diagnostics - CT, PET Scans, MRI, MRA and Nuclear Medicine - Outpatient

Services for CT scans, PET scans, MRI, MRA, nuclear medicine, and major diagnostic services received on an outpatient basis at a Hospital or Alternate Facility or in a Physician’s office.

Benefits under this section include the facility charge and the charge for supplies and equipment.

When these services are performed in a Physician’s office, Benefits are described under Physician’s Office Services - Sickness and Injury in this section. Benefits for other Physician services, including anesthesiologists, pathologists and radiologists, are described in this section under Physician Fees for Surgical and Medical Services.

Mental Health and Substance Abuse Services - Inpatient and Intermediate

The Plan covers Mental Health and Substance Abuse (MH/SA) Services, which are:

•	pre-authorized by the MH/SA Administrator, who is responsible for coordinating all of your care; and

•	received on an inpatient or intermediate care basis in a Hospital or an Alternate Facility which provides Mental Health or Substance Abuse Services.

The Plan will only pay for treatment of the diagnoses which are identified in the current edition of the American Psychiatric Association’s (APA’s) Diagnostic and Statistical Manual of Mental Disorders. Benefits include detoxification from abusive chemicals or substances when necessary to protect your health. APA’s website is www.apa.org.

If the MH/SA Administrator determines that an Inpatient Stay is required, it is covered on a semi-private room (a room with two or more beds) basis. At the sole discretion of the MH/SA Administrator, two sessions of intermediate care (such as partial hospitalization) may be provided in lieu of one inpatient day.

Inpatient MH/SA Services are subject to the following calendar year limits, which apply to Network and Non-Network Benefits combined.

Calendar year Limit On	Inpatient Mental Health	Inpatient Substance Abuse
Inpatient days	30	30

*	One day of inpatient treatment is equivalent to:

•	two sessions of partial hospitalization/day treatment;

•	five sessions of intensive outpatient treatment;

•	six outpatient visits; or

•	ten days of Transitional Care (either sober living or transitional living arrangements).

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Please remember that you must call the MH/SA Administrator and get authorization to receive these Benefits in advance of any treatment. Please call the mental health services phone number that appears on your ID card. Without authorization, you will be responsible for paying all charges and no Benefits will be paid.

Mental Health and Substance Abuse Services - Outpatient

The Plan covers MH/SA Services received on an outpatient basis in a provider’s office or at an Alternate Facility, including the following:

•	mental health/substance abuse evaluations and assessment;

•	diagnosis;

•	treatment planning;

•	referral services;

•	medication management;

•	short-term individual, family and group therapeutic services (including intensive outpatient therapy);

•	crisis intervention; and

•	psychological testing.

For Network Benefits, referrals to a Mental Health/Substance Abuse provider are at the sole discretion of the Mental Health/Substance Abuse Administrator, who is responsible for coordinating all of your care. Contact the Mental Health/Substance Abuse Administrator regarding Network Benefits for outpatient mental health and substance abuse services prior to receiving services.

Outpatient MH/SA Services are subject to the following calendar year limits, which apply to Network and Non-Network Benefits combined.

Calendar year Limit On	Outpatient Mental Health	Outpatient Substance Abuse
visits	30	20

Please remember that you must call the MH/SA Administrator and get authorization to receive these Benefits. Please call the mental health services phone number that appears on your ID card. Without authorization, you will be responsible for paying all charges and no Benefits will be paid.

Nutritional Counseling

The Plan will pay for Covered Health Services for medical education services provided in a Physician’s office by an appropriately licensed or healthcare professional when:

•	education is required for a disease in which patient self-management is an important component of treatment; and

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•	there exists a knowledge deficit regarding the disease which requires the intervention of a trained health professional.

Some examples of such medical conditions include:

•	coronary artery disease;

•	congestive heart failure;

•	severe obstructive airway disease;

•	gout (a form of arthritis);

•	renal failure;

•	phenylketonuria (a genetic disorder diagnosed at infancy); and

•	hyperlipidemia (excess of fatty substances in the blood).

Benefits are limited to three individual sessions in your lifetime for each medical condition.

Obesity Surgery

The Plan covers surgical treatment of obesity provided by or under the direction of a Physician and received on an inpatient basis provided either of the following are true:

•	you have a minimum Body Mass Index (BMI) of 40; or

•	you have a minimum BMI of 35 with complicating co-morbidities (such as sleep apnea or diabetes) directly related to, or exacerbated by obesity.

Benefits are available for obesity surgery services that meet the definition of a Covered Health Service, as defined in Section 14, Glossary and are not Experimental or Investigational or Unproven Services.

Network Benefits are limited to $50,000 during the entire period you are covered under the Plan.

Please remember for Network Benefits, you must notify Personal Health Support as soon as the possibility of obesity surgery arises. Personal Health Support If Personal Health Support is not notified, Benefits will be reduced to 50% of Eligible Expenses.

Ostomy Supplies

Benefits for ostomy supplies are limited to:

•	pouches, face plates and belts;

•	irrigation sleeves, bags and catheters; and

•	skin barriers.

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Pharmaceutical Products - Outpatient

The Plan pays for Pharmaceutical Products that are administered on an outpatient basis in a Hospital, Alternate Facility, Physician’s office, or in a Covered Person’s home. Examples of what would be included under this category are antibiotic injections in the Physician’s office or inhaled medication in an Urgent Care Center for treatment of an asthma attack.

Benefits under this section are provided only for Pharmaceutical Products which, due to their characteristics (as determined by UnitedHealthcare), must typically be administered or directly supervised by a qualified provider or licensed/certified health professional. Benefits under this section do not include medications that are typically available by prescription order or refill at a pharmacy.

Physician Fees for Surgical and Medical Services

The Plan pays Physician fees for surgical procedures and other medical care received from a Physician in a Hospital, Skilled Nursing Facility, Inpatient Rehabilitation Facility, Alternate Facility, or for Physician house calls.

When these services are performed in a Physician’s office, Benefits are described under Physician’s Office Services - Sickness and Injury in this section.

Physician’s Office Services - Sickness and Injury

Benefits are paid by the Plan for Covered Health Services received in a Primary Physician’s office for the evaluation and treatment of a Sickness or Injury. Benefits are provided under this section regardless of whether the Physician’s office is free-standing, located in a clinic or located in a Hospital.

Benefits for preventive services are described under Preventive Care in this section.

When a test is performed or a sample is drawn in the Physician’s office and then sent outside the Physician’s office for analysis or testing, Benefits for lab, radiology/x-rays and other diagnostic services that are performed outside the Physician’s office are described in Lab, X-ray and Diagnostics - Outpatient.

Please Note

Your Physician does not have a copy of your SPD, and is not responsible for knowing or communicating your Benefits.

Pregnancy - Maternity Services

Benefits for Pregnancy will be paid at the same level as Benefits for any other condition, Sickness or Injury. This includes all maternity-related medical services for prenatal care, postnatal care, delivery, and any related complications. Pregnancy Maternity Services for dependent children are not covered.

The Plan will pay Benefits for an Inpatient Stay of at least:

•	48 hours for the mother and newborn child following a vaginal delivery; or

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•	96 hours for the mother and newborn child following a cesarean section delivery.

These are federally mandated requirements under the Newborns’ and Mothers’ Health Protection Act of 1996. If the mother agrees, the attending Physician may discharge the mother and/or the newborn child earlier than these minimum timeframes.

Both before and during a Pregnancy, Benefits include the services of a genetic counselor when provided or referred by a Physician. These Benefits are available to all Covered Persons in the immediate family. Covered Health Services include related tests and treatment.

Please remember for Non-Network Benefits, you must notify Personal Health Support as soon as reasonably possible if the Inpatient Stay for the mother and/or the newborn will be longer than the timeframes indicated above. If Personal Health Support is not notified, Benefits for the extended stay will be reduced to 50% of Eligible Expenses.

Healthy moms and babies

The Plan provides a special prenatal program to help during Pregnancy. Participation is voluntary and free of charge. See Section 7, Resources to Help you Stay Healthy, for details.

Preventive Care Services

The Plan pays for services for preventive medical care provided on an outpatient basis at a Physician’s office, an Alternate Facility or a Hospital.

In general, the Plan pays preventive care Benefits based on the recommendations of the U.S. Preventive Services Task Force (USPSTF) although other preventive care services may be covered as well. Your Physician may recommend additional services based on your family or medical history. Examples of preventive medical care are listed below and provide a guide of what is considered a Covered Health Service.

Examples of Covered Health Services for preventive care include:

Covered Preventive Care Services
Physician Office Services

•   routine physical including vision and hearing screenings;

•   metabolic screening tests (including phenylketonuria (PKU));

•   immunizations[1,2];

•   well baby and well child care; and

•   routine gynecological exam including breast and pelvic examination, treatment of minor infections, and PAP test[2].

Lab, X-ray or Other Preventive Tests	• mammogram; • colorectal cancer screening;

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Covered Preventive Care Services
• cervical cancer screening; • PSA blood test and digital rectal exam; and • bone mineral density tests.

[1]

Covered childhood and adult immunizations include those that are recommended by the Center for Disease Control and Prevention’s Advisory Committee on Immunization Practices (ACIP) and whose recommendations have been published in the Center for Disease Control and Prevention’s Mortality and Morbidity Weekly Report (MMWR).

[2]	The human papilloma virus (HPV) vaccine is limited to one complete dosage per lifetime. Women over age 18 but under age 26 who have not yet received the vaccine may receive the vaccine.

For questions about your preventive care Benefits under this Plan call the number on the back of your ID card.

Prosthetic Devices

Benefits are paid by the Plan for prosthetic devices and appliances that replace a limb or body part, or help an impaired limb or body part work. Examples include, but are not limited to:

•	artificial arms, legs, feet and hands;

•	artificial face, eyes, ears and noses;

•	speech aid prosthetics and tracheo-esophageal voice prosthetics; and

•	breast prosthesis following mastectomy as required by the Women’s Health and Cancer Rights Act of 1998, including mastectomy bras and lymphedema stockings for the arm.

Benefits under this section are provided only for external prosthetic devices and do not include any device that is fully implanted into the body other than breast prostheses.

If more than one prosthetic device can meet your functional needs, Benefits are available only for the most Cost-Effective prosthetic device. The device must be ordered or provided either by a Physician, or under a Physician’s direction. If you purchase a prosthetic device that exceeds these minimum specifications, the Plan may pay only the amount that would have paid for the prosthetic that meets the minimum specifications, and you may be responsible for paying any difference in cost.

Any combination of Network Benefits and Non-Network Benefits for the purchase, repair and replacement of prosthetic devices and DME is limited to $5,000 per calendar year.

Benefits are provided for the replacement of a type of prosthetic device once every three calendar years.

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Once this limit is reached, Benefits continue to be available for items required by the Women’s Health and Cancer Rights Act of 1998.

Note: Prosthetic devices are different from DME - see Durable Medical Equipment (DME) in this section.

Reconstructive Procedures

Reconstructive Procedures are services performed when the primary purpose of the procedure is either to treat a medical condition or to improve or restore physiologic function for an organ or body part. Reconstructive procedures include surgery or other procedures which are associated with an Injury, Sickness or Congenital Anomaly. The primary result of the procedure is not a changed or improved physical appearance.

Improving or restoring physiologic function means that the organ or body part is made to work better. An example of a Reconstructive Procedure is surgery on the inside of the nose so that a person’s breathing can be improved or restored.

Benefits for Reconstructive Procedures include breast reconstruction following a mastectomy and reconstruction of the non-affected breast to achieve symmetry. Replacement of an existing breast implant is covered by the Plan if the initial breast implant followed mastectomy. Other services required by the Women’s Health and Cancer Rights Act of 1998, including breast prostheses and treatment of complications, are provided in the same manner and at the same level as those for any other Covered Health Service. You can contact UnitedHealthcare at the telephone number on your ID card for more information about Benefits for mastectomy-related services.

There may be times when the primary purpose of a procedure is to make a body part work better. However, in other situations, the purpose of the same procedure is to improve the appearance of a body part. Cosmetic procedures are excluded from coverage. Procedures that correct an anatomical Congenital Anomaly without improving or restoring physiologic function are considered Cosmetic Procedures. A good example is upper eyelid surgery. At times, this procedure will be done to improve vision, which is considered a Reconstructive Procedure. In other cases, improvement in appearance is the primary intended purpose, which is considered a Cosmetic Procedure. This Plan does not provide Benefits for Cosmetic Procedures, as defined in Section 14, Glossary.

The fact that a Covered Person may suffer psychological consequences or socially avoidant behavior as a result of an Injury, Sickness or Congenital Anomaly does not classify surgery (or other procedures done to relieve such consequences or behavior) as a reconstructive procedure.

Please remember that you must notify Personal Health Support five business days before undergoing a Reconstructive Procedure. When you provide notification, Personal Health Support can determine whether the service is considered reconstructive or cosmetic. Cosmetic Procedures are always excluded from coverage.

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Rehabilitation Services - Outpatient Therapy and Chiropractic Treatment

The Plan provides short-term outpatient rehabilitation services for the following types of therapy:

•	physical therapy;

•	occupational therapy;

•	speech therapy;

•	post-cochlear implant aural therapy;

•	pulmonary rehabilitation; and

•	cardiac rehabilitation.

Speech Therapy for Children under Age Three

Benefits are paid for services of a licensed speech therapist for treatment given to a child under age three whose speech is impaired due to one of the following conditions:

•	infantile autism;

•	development delay or cerebral palsy;

•	hearing impairment; or

•	major Congenital Anomalies that affect speech, such as, but not limited to, cleft lip and cleft palate.

For all rehabilitation services, a licensed therapy provider, under the direction of a Physician, must perform the services.

The Plan will pay Benefits for speech therapy only when the speech impediment or dysfunction results from Injury, Sickness, stroke, cancer, autism spectrum disorders or a Congenital Anomaly, or is needed following the placement of a cochlear implant.

Benefits are limited to:

•	20 visits per calendar year for physical therapy;

•	20 visits per calendar year for occupational therapy;

•	20 visits per calendar year for speech therapy;

•	30 visits per calendar year for post-cochlear implant aural therapy;

•	20 visits per calendar year for pulmonary rehabilitation therapy; and

•	36 visits per calendar year for cardiac rehabilitation therapy.

These visit limits apply to Network Benefits and Non-Network Benefits combined.

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Scopic Procedures - Outpatient Diagnostic and Therapeutic

The Plan pays for diagnostic and therapeutic scopic procedures and related services received on an outpatient basis at a Hospital or Alternate Facility.

Diagnostic scopic procedures are those for visualization, biopsy and polyp removal. Examples of diagnostic scopic procedures include colonoscopy, sigmoidoscopy, and endoscopy.

Benefits under this section include the facility charge and the charge for supplies and equipment.

When these services are performed in a Physician’s office, Benefits are described under Physician’s Office Services - Sickness and Injury in this section. Benefits for other Physician services, including anesthesiologists, pathologists and radiologists, are described in this section under Physician Fees for Surgical and Medical Services.

Please note that Benefits under this section do not include surgical scopic procedures, which are for the purpose of performing surgery. Benefits for surgical scopic procedures are described under Surgery - Outpatient. Examples of surgical scopic procedures include arthroscopy, laparoscopy, bronchoscopy, hysteroscopy.

Skilled Nursing Facility/Inpatient Rehabilitation Facility Services

Facility services for an Inpatient Stay in a Skilled Nursing Facility or Inpatient Rehabilitation Facility are covered by the Plan. Benefits include:

•	non-Physician services and supplies received during the Inpatient Stay; and

•	room and board in a Semi-private Room (a room with two or more beds).

Benefits are available when skilled nursing and/or Inpatient Rehabilitation Facility services are needed on a daily basis. Benefits are also available in a Skilled Nursing Facility or Inpatient Rehabilitation Facility for treatment of a Sickness or Injury that would have otherwise required an Inpatient Stay in a Hospital.

Benefits for other Physician services, including anesthesiologists, consulting Physicians, pathologists and radiologists, are described in this section under Physician Fees for Surgical and Medical Services.

UnitedHealthcare will determine if Benefits are available by reviewing both the skilled nature of the service and the need for Physician-directed medical management. A service will not be determined to be “skilled” simply because there is not an available caregiver.

Benefits are available only if:

•	the initial confinement in a Skilled Nursing Facility or Inpatient Rehabilitation Facility was or will be a cost-effective alternative to an Inpatient Stay in a Hospital; and

•	you will receive skilled care services that are not primarily Custodial Care.

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Skilled care is skilled nursing, skilled teaching, and skilled rehabilitation services when:

•	it is delivered or supervised by licensed technical or professional medical personnel in order to obtain the specified medical outcome, and provide for the safety of the patient;

•	it is ordered by a Physician;

•	it is not delivered for the purpose of assisting with activities of daily living, including but not limited to dressing, feeding, bathing or transferring from a bed to a chair; and

•	it requires clinical training in order to be delivered safely and effectively.

You are expected to improve to a predictable level of recovery. Benefits can be denied or shortened for Covered Persons who are not progressing in goal-directed rehabilitation services or if discharge rehabilitation goals have previously been met.

Note: The Plan does not pay Benefits for Custodial Care or Domiciliary Care, even if ordered by a Physician, as defined in Section 14, Glossary.

Any combination of Network Benefits and Non-Network Benefits is limited to 60 days per calendar year.

Please remember for Non-Network Benefits, you must notify Personal Health Support as follows:

•	for elective admissions: five business days before admission;

•	for Emergency admissions (also termed non-elective admissions): within two business days, or as soon as is reasonably possible.

If Personal Health Support is not notified, Benefits will be reduced to 50% of Eligible Expenses.

Surgery - Outpatient

The Plan pays for surgery and related services received on an outpatient basis at a Hospital or Alternate Facility.

Benefits under this section include:

•	the facility charge and the charge for supplies and equipment; and

•	certain surgical scopic procedures (examples of surgical scopic procedures include arthroscopy, laparoscopy, bronchoscopy, hysteroscopy).

Benefits for other Physician services, including anesthesiologists, consulting Physicians, pathologists and radiologists, are described in this section under Physician Fees for Surgical and Medical Services. When these services are performed in a Physician’s office, Benefits are described under Physician’s Office Services - Sickness and Injury in this section.

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Therapeutic Treatments - Outpatient

The Plan pays Benefits for therapeutic treatments received on an outpatient basis at a Hospital or Alternate Facility, including but not limited to dialysis (both hemodialysis and peritoneal dialysis), intravenous chemotherapy or other intravenous infusion therapy and radiation oncology.

Covered Health Services include medical education services that are provided on an outpatient basis at a Hospital or Alternate Facility by appropriately licensed or registered healthcare professionals when:

•	education is required for a disease in which patient self-management is an important component of treatment; and

•	there exists a knowledge deficit regarding the disease which requires the intervention of a trained health professional.

Benefits under this section include:

•	the facility charge and the charge for related supplies and equipment; and

•	Physician services for anesthesiologists, pathologists and radiologists. Benefits for other Physician services are described in this section under Physician Fees for Surgical and Medical Services.

When these services are performed in a Physician’s office, Benefits are described under Physician’s Office Services.

Please remember for Non-Network Benefits, you must notify Personal Health Support five business days before scheduled services are received or, for non-scheduled services, within one business day or as soon as reasonably possible. If Personal Health Support is not notified, Benefits will be reduced to 50% of Eligible Expenses.

Transplantation Services

Inpatient facility services (including evaluation for transplant, organ procurement and donor searches) for transplantation procedures must be ordered by a provider. Benefits are available to the donor and the recipient when the recipient is covered under this Plan, for any of the organ and tissue transplants listed below when the transplant meets the definition of a Covered Health Service and is not Experimental or Investigational, or Unproven:

•	heart;

•	heart/lung;

•	lung;

•	kidney;

•	kidney/pancreas;

•	liver;

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•	liver/kidney;

•	liver/intestinal;

•	pancreas;

•	intestinal; and

•

bone marrow (either from you or from a compatible donor) and peripheral stem cell transplants, with or without high dose chemotherapy. Not all bone marrow transplants meet the definition of a Covered Health Service

Benefits are also available for cornea transplants. You are not required to notify United Resource Networks or Personal Health Support of a cornea transplant nor is the cornea transplant required to be performed at a Designated Facility.

Donor costs that are directly related to organ removal are Covered Health Services for which Benefits are payable through the organ recipient’s coverage under the Plan.

The Plan has specific guidelines regarding Benefits for transplant services. Contact United Resource Networks at (888) 936-7246 or Personal Health Support at the telephone number on your ID card for information about these guidelines.

Note: The services described under Travel and Lodging are Covered Health Services only in connection with transplant services received at a Designated Facility.

Please remember for Non-Network Benefits, you must notify United Resource Networks or Personal Health Support as soon as the possibility of a transplant arises (and before the time a pre-transplantation evaluation is performed at a transplant center). If United Resource Networks or Personal Health Support is not notified, Benefits will be reduced to 50% of Eligible Expenses.

Travel and Lodging

United Resource Networks will assist the patient and family with travel and lodging arrangements related to:

•	Congenital Heart Disease (CHD);

•	transplantation services; and

•	cancer-related treatments.

For travel and lodging services to be covered, the patient must be receiving services at a Designated Facility.

The Plan covers expenses for travel, lodging and meals for the patient, provided he or she is not covered by Medicare, and a companion as follows:

•

transportation of the patient and one companion who is traveling on the same day(s) to and/or from the site of the cancer-related treatment, the CHD service, or the transplant for the purposes of an evaluation, the procedure or necessary post-discharge follow-up;

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•

Eligible Expenses for lodging and meals for the patient (while not a Hospital inpatient) and one companion. Benefits are paid at a per diem (per day) rate of up to $100 per day for the patient plus one companion; or

•

if the patient is an enrolled Dependent minor child, the transportation expenses of two companions will be covered and lodging and meal expenses will be reimbursed at a per diem rate up to $100 per day.

Travel and lodging expenses are only available if the recipient lives more than 50 miles from the Designated Facility (for CRS and transplantation) or the CHD facility. UnitedHealthcare must receive valid receipts for such charges before you will be reimbursed. Examples of travel expenses may include:

•	airfare at coach rate;

•	taxi or ground transportation; or

•	mileage reimbursement at the IRS rate for the most direct route between the patient’s home and the Designated Facility.

A combined overall maximum Benefit of $10,000 per Covered Person applies for all travel, lodging and meal expenses reimbursed under this Plan in connection with all cancer treatments and transplant procedures and CHD treatments during the entire period that person is covered under this Plan.

Support in the event of serious illness

If you or a covered family member has cancer or needs an organ or bone marrow transplant, UnitedHealthcare can put you in touch with quality treatment centers around the country.

Urgent Care Center Services

The Plan provides Benefits for services, including professional services, received at an Urgent Care Center, as defined in Section 14, Glossary. When Urgent Care services are provided in a Physician’s office, the Plan pays Benefits as described under Physician’s Office Services - Sickness and Injury earlier in this section.

Vision Examinations

The Plan pays Benefits for:

•	vision screenings, which could be performed as part of an annual physical examination in a provider’s office (vision screenings do not include refractive examinations to detect vision impairment); and

•	one routine vision exam, including refraction, to detect vision impairment by a provider in the provider’s office every other calendar year.

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Wigs

The Plan pays Benefits for wigs and other scalp hair prosthesis only for the reason of hair loss resulting from treatment of a malignancy, burns or surgery in which case the Plan pays for 1 wig per Covered Person per Lifetime.

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SECTION 7 - RESOURCES TO HELP YOU STAY HEALTHY

What this section includes:

Health and well-being resources available to you:

•	www.myuhc.com;

•	Optum® NurseLineSM;

•	Live Nurse Chat;

•	Treatment Decision Support;

•	Healthy Pregnancy Program; and

•	UnitedHealth PremiumSM Program on www.myuhc.com.

Kansas City Life Insurance Company believes in giving you the tools you need to be an educated health care consumer. To that end, Kansas City Life Insurance Company has made available several convenient educational and support services, accessible by phone and the Internet, which can help you to:

•	take care of yourself and your family members;

•	manage a chronic health condition; and

•	navigate the complexities of the health care system.

NOTE:

Information obtained through the services identified in this section is based on current medical literature and on Physician review. It is not intended to replace the advice of a doctor. The information is intended to help you make better health care decisions and take a greater responsibility for your own health. UnitedHealthcare and Kansas City Life Insurance Company are not responsible for the results of your decisions from the use of the information, including, but not limited to, your choosing to seek or not to seek professional medical care, or your choosing or not choosing specific treatment based on the text.

www.myuhc.com

UnitedHealthcare’s member website, www.myuhc.com, provides information at your fingertips anywhere and anytime you have access to the Internet. www.myuhc.com opens the door to a wealth of health information and convenient self-service tools to meet your needs.

Health Information

With www.myuhc.com you can:

•	research a health condition and treatment options to get ready for a discussion with your Physician;

•	search for Network providers available in your Plan through the online provider directory;

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•	access all of the content and wellness topics from NurseLine including Live Nurse Chat 24 hours a day, seven days a week;

•	complete a health risk assessment to identify health habits you can improve, learn about healthy lifestyle techniques and access health improvement resources;

•	use the treatment cost estimator to obtain an estimate of the costs of various procedures in your area; and

•	use the Hospital comparison tool to compare Hospitals in your area on various patient safety and quality measures.

Self-Service Tools

Visit www.myuhc.com and:

•	make real-time inquiries into the status and history of your claims;

•	view eligibility and Plan Benefit information, including Copays and Annual Deductibles;

•	view and print all of your Explanation of Benefits (EOBs) online; and

•	order a new or replacement ID card, print a temporary ID card, or check on an ID card request.

Registering on www.myuhc.com

If you have not already registered as a www.myuhc.com subscriber, simply go to www.myuhc.com and click on “Register Now.” Have your UnitedHealthcare ID card handy. The enrollment process is quick and easy.

Health Assessment

You are invited to learn more about your health and wellness at www.myuhc.com and are encouraged to participate in the online health assessment. The health assessment is an interactive questionnaire designed to help you identify your healthy habits as well as potential health risks.

Your health assessment is kept confidential. Completing the assessment will not impact your Benefits or eligibility for Benefits in any way.

To find the health assessment, log in to www.myuhc.com. After logging in, access your personalized Health & Wellness page and click the Health Assessment link. If you need any assistance with the online assessment, please call the number on the back of your ID card.

Health Improvement Plan

You can start a Health Improvement Plan at any time. This plan is created just for you and includes information and interactive tools, plus online health coaching recommendations based on your profile.

Online coaching is available for:

•	nutrition;

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•	exercise,

•	weight management;

•	stress;

•	smoking cessation;

•	diabetes; and

•	heart health.

To help keep you on track with your Health Improvement Plan and online coaching, you’ll also receive personalized messages and reminders – Kansas City Life Insurance Company’s way of helping you meet your health and wellness goals.

Optum® NurseLineSM

Optum NurseLine is a toll-free telephone service that puts you in immediate contact with an experienced registered nurse any time, 24 hours a day, seven days a week. Nurses can provide health information for routine or urgent health concerns. When you call, a registered nurse may refer you to any additional resources that Kansas City Life Insurance Company has available to help you improve your health and well-being or manage a chronic condition. Call any time when you want to learn more about:

•	a recent diagnosis;

•	a minor Sickness or Injury;

•	men’s, women’s, and children’s wellness;

•	how to take prescription drugs safely;

•	self-care tips and treatment options;

•	healthy living habits; or

•	any other health related topic.

NurseLine gives you another convenient way to access health information. By calling the same toll-free number, you can listen to one of the Health Information Library’s over 1,100 recorded messages. There are also 590 messages available in Spanish.

NurseLine is available to you at no cost. To use this convenient service, simply call the toll-free number on the back of your ID card.

Note: If you have a medical emergency, call 911 instead of calling NurseLine.

Your child is running a fever and it’s 1:00 AM. What do you do?

Call NurseLine toll-free at the number on your ID card, any time, 24 hours a day, seven days a week. You can count on NurseLine to help answer your health questions.

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Live Nurse Chat

With NurseLine, you also have access to nurses online. To use this service, log onto www.myuhc.com and click “Live Nurse Chat” in the top menu bar. You’ll instantly be connected with a registered nurse who can answer your general health questions any time, 24 hours a day, seven days a week. You can also request an e-mailed transcript of the conversation to use as a reference.

Note: If you have a medical emergency, call 911 instead of logging onto myuhc.com.

Live Events on www.myuhc.com

Periodically, www.myuhc.com hosts live events with leading health care professionals. After viewing a presentation, you can chat online with the experts. Topics include:

•	weight control;

•	parenting;

•	heart disease;

•	relationships; and

•	depression.

For details, or to participate in a live event, log onto www.myuhc.com.

Want to learn more about a condition or treatment?

Log on to www.myuhc.com and research health topics that are of interest to you. Learn about a specific condition, what the symptoms are, how it is diagnosed, how common it is, and what to ask your Physician.

Healthy Pregnancy Program

If you are pregnant and enrolled in the medical Plan, you can get valuable educational information and advice by calling the toll-free number on your ID card. This program offers:

•	maternity nurses on duty 24 hours a day;

•	a free copy of The Healthy Pregnancy Guide;

•	a phone call from a maternity nurse halfway through your Pregnancy, to see how things are going;

•	a phone call from a nurse approximately four weeks postpartum to give you information on infant care, feeding, nutrition, immunizations and more; and

•	a copy of an available publication, for example, Healthy Baby Book, which focuses on the first two years of life.

Participation is completely voluntary and without extra charge. To take full advantage of the program, you are encouraged to enroll within the first 12 weeks of Pregnancy. You can enroll any time, up to your 34th week. To enroll, call the toll-free number on the back of your ID card.

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As a program participant, you can call any time, 24 hours a day, seven days a week, with any questions or concerns you might have.

Treatment Decision Support

In order to help you make informed decisions about your health care, UnitedHealthcare has a program called Treatment Decision Support. This program targets specific conditions as well as the treatments and procedures for those conditions.

This program offers:

•	access to accurate, objective and relevant health care information;

•	coaching by a nurse through decisions in your treatment and care;

•	expectations of treatment; and

•	information on high quality providers and programs.

Conditions for which this program is available include:

•	back pain;

•	knee & hip replacement;

•	prostate disease;

•	prostate cancer;

•	benign uterine conditions;

•	breast cancer;

•	coronary disease; and

•	bariatric surgery.

Participation is completely voluntary and without extra charge. If you think you may be eligible to participate or would like additional information regarding the program, please contact the number on the back of your ID card.

UnitedHealth PremiumSM Program

UnitedHealthcare designates Network Physicians and facilities as UnitedHealth Premium Program Physicians or facilities for certain medical conditions. Physicians and facilities are evaluated on two levels - quality and efficiency of care. The UnitedHealth Premium Program was designed to:

•	help you make informed decisions on where to receive care;

•	provide you with decision support resources; and

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•	give you access to Physicians and facilities across areas of medicine that have met UnitedHealthcare’s quality and efficiency criteria.

For details on the UnitedHealth Premium Program including how to locate a UnitedHealth Premium Physician or facility, log onto www.myuhc.com or call the toll-free number on your ID card.

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SECTION 8 - EXCLUSIONS: WHAT THE MEDICAL PLAN WILL NOT COVER

What this section includes:

•	Services, supplies and treatments that are not Covered Health Services, except as may be specifically provided for in Section 6, Additional Coverage Details.

The Plan does not pay Benefits for the following services, treatments or supplies even if they are recommended or prescribed by a provider or are the only available treatment for your condition.

When Benefits are limited within any of the Covered Health Services categories described in Section 6, Additional Coverage Details, those limits are stated in the corresponding Covered Health Service category in Section 5, Plan Highlights. Limits may also apply to some Covered Health Services that fall under more than one Covered Health Service category. When this occurs, those limits are also stated in Section 5, Plan Highlights. Please review all limits carefully, as the Plan will not pay Benefits for any of the services, treatments, items or supplies that exceed these benefit limits.

Please note that in listing services or examples, when the SPD says “this includes,” or “including but not limiting to”, it is not UnitedHealthcare’s intent to limit the description to that specific list. When the Plan does intend to limit a list of services or examples, the SPD specifically states that the list “is limited to.”

Alternative Treatments

1.	acupressure;

2.	acupuncture;

3.	aromatherapy;

4.	hypnotism;

5.	massage therapy;

6.	rolfing (holistic tissue massage); and

7.	art therapy, music therapy, dance therapy, horseback therapy and other forms of alternative treatment as defined by the National Center for Complimentary and Alternative Medicine (NCCAM) of the National Institutes of Health. This exclusion does not apply to Chiropractic Treatment and osteopathic care for which Benefits are provided as described in Section 6, Additional Coverage Details.

Dental

1.	dental care, except as identified under Dental Services - Accident Only in Section 6, Additional Coverage Details;

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`KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Dental care that is required to treat the effects of a medical condition, but that is not necessary to directly treat the medical condition, is excluded. Examples include treatment of dental caries resulting from dry mouth after radiation treatment or as a result of medication.

Endodontics, periodontal surgery and restorative treatment are excluded.

2.	diagnosis or treatment of or related to the teeth, jawbones or gums. Examples include:

•	extractions (including wisdom teeth);

•	restoration and replacement of teeth;

•	medical or surgical treatments of dental conditions; and

•	services to improve dental clinical outcomes;

This exclusion does not apply to accident-related dental services for which Benefits are provided as described under Dental Services – Accident Only in Section 6, Additional Coverage Details.

3.	dental implants , bone grafts, and other implant-related procedures;

This exclusion does not apply to accident-related dental services for which Benefits are provided as described under Dental Services – Accident Only in Section 6, Additional Coverage Details.

4.	dental braces (orthodontics);

5.	dental X-rays, supplies and appliances and all associated expenses, including hospitalizations and anesthesia; and

This exclusion does not apply to dental care (oral examination, X-rays, extractions and non-surgical elimination of oral infection) required for the direct treatment of a medical condition for which Benefits are available under the Plan, as identified in Section 6, Additional Coverage Details.

6.	treatment of congenitally missing (when the cells responsible for the formation of the tooth are absent from birth), malpositioned or supernumerary (extra) teeth, even if part of a Congenital Anomaly such as cleft lip or cleft palate.

Devices, Appliances and Prosthetics

1.	devices used specifically as safety items or to affect performance in sports-related activities;

2.	orthotic appliances that straighten or re-shape a body part, including some types of braces (examples include foot orthotics, cranial banding and some types of braces, including over-the-counter orthotic braces);

3.	the following items are excluded, even if prescribed by a Physician:

•	blood pressure cuff/monitor;

•	enures is alarm;

•	home coagulation testing equipment;

•	non-wearable external defibrillator;

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

•	trusses;

•	ultrasonic nebulizers;

•	ventricular assist devices;

4.	the repair and replacement of prosthetic devices when damaged due to misuse, malicious breakage or gross neglect;

5.	the replacement of lost or stolen prosthetic devices;

6.	devices and computers to assist in communication and speech except for speech aid prosthetics and tracheo-esophageal voice prosthetics; and

7.	oral appliances for snoring.

Drugs (The exclusions listed below apply to the medical portion of the Plan only. Prescription Drug coverage is excluded under the medical plan because it is a separate benefit).

1.	prescription drugs for outpatient use that are filled by a prescription order or refill;

2.	self-injectable medications (This exclusion does not apply to medications which, due to their characteristics, as determined by UnitedHealthcare, must typically be administered or directly supervised by a qualified provider or licensed/certified health professional in an outpatient setting);

3.	growth hormone therapy;

4.	non-injectable medications given in a Physician’s office except as required in an Emergency and consumed in the Physician’s office; and

5.	over the counter drugs and treatments.

Experimental or Investigational or Unproven Services

1.	Experimental or Investigational Services or Unproven Services, unless the Plan has agreed to cover them as defined in Section 14, Glossary.

This exclusion applies even if Experimental or Investigational Services or Unproven Services, treatments, devices or pharmacological regimens are the only available treatment options for your condition.

Foot Care

1.	routine foot care, except when needed for severe systemic disease or preventive foot care for Covered Persons with diabetes for which Benefits are provided as described under Diabetes Services in Section 6, Additional Coverage Details. Routine foot care services that are not covered include:

•	cutting or removal of corns and calluses;

•	nail trimming or cutting; and

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

•	debriding (removal of dead skin or underlying tissue);

2.	hygienic and preventive maintenance foot care. Examples include:

•	cleaning and soaking the feet;

•	applying skin creams in order to maintain skin tone; and other services that are performed when there is not a localized Sickness, Injury or symptom involving the foot;

This exclusion does not apply to preventive foot care for Covered Persons who are at risk of neurological or vascular disease arising from diseases such as diabetes.

3.	treatment of flat feet;

4.	shoe inserts;

5.	arch supports;

6.	shoes (standard or custom), lifts and wedges; and

7.	shoe orthotics.

Medical Supplies and Equipment

1.	prescribed or non-prescribed medical and disposable supplies. Examples include elastic stockings, ace bandages, diabetic strips, and syringes;

This exclusion does not apply to:

•	Disposable supplies necessary for the effective use of Durable Medical Equipment for which Benefits are provided as

•	described under Durable Medical Equipment in this SPD.

•	Diabetic supplies for which Benefits are provided as described under Diabetes Services in the SPD.

•	Ostomy bags and related supplies for which Benefits are provided as described under Ostomy Supplies in this SPD and

•	Urinary catheters and Ostomy bags and related supplies.

2.	tubings under Du, nasal cannulas, connectors and masks except when used with Durable Medical Equipment as described rable Medical Equipment in this SPD;

3.	the repair and replacement of Durable Medical Equipment when damaged due to misuse, malicious breakage or gross neglect as described under Durable Medical Equipment in this SPD;

4.	the replacement of lost or stolen Durable Medical Equipment as described under Durable Medical Equipment in this SPD; and

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

5.	deodorants, filters, lubricants, tape, appliance clears, adhesive, adhesive remover or other items that are not specifically identified in Section 6, Additional Coverage Details.

Mental Health/Substance Abuse

1.	inpatient, intermediate or outpatient care services that were not pre-authorized by the Mental Health/Substance Abuse (MH/SA) Administrator;

2.	services performed in connection with conditions not classified in the current edition of the American Psychiatric Association’s Diagnostic and Statistical Manual of Mental Disorders;

3.	services that extend beyond the period necessary for short-term evaluation, diagnosis, treatment or crisis intervention;

4.	treatment for insomnia, other sleep disorders, neurological disorders and other disorders with a known physical basis;

5.	treatment for conduct and impulse control disorders, personality disorders, paraphilias (sexual behavior that is considered deviant or abnormal) and other Mental Illnesses that will not substantially improve beyond the current level of functioning, or that are not subject to favorable modification or management according to prevailing national standards of clinical practice, as determined by the MH/SA Administrator;

6.	services utilizing methadone, L.A.A.M. (1-Alpha-Acetyl-Methadol), Cyclazocine, or their equivalents as maintenance treatment for drug addiction;

7.	treatment provided in connection with involuntary commitments, police detentions and other similar arrangements, unless pre-authorized by the MH/SA Administrator;

8.	residential treatment services;

9.	MH/SA treatment of autism;

10.	routine use of psychological testing without specific authorization;

11.	pastoral counseling; and

12.	services and supplies for the diagnosis or treatment of Mental Illness, alcoholism or substance abuse disorders that, in the reasonable judgment of the MH/SA Administrator, typically do not result in outcomes demonstrably better than other available treatment alternatives that are less intensive or more cost effective, or are not consistent with:

•	prevailing national standards of clinical practice for the treatment of such conditions;

•	prevailing professional research demonstrating that the services or supplies will have a measurable and beneficial health outcome; or

•	the MH/SA Administrator’s level of care guidelines as modified from time to time.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

The MH/SA Administrator may consult with professional clinical consultants, peer review committees or other appropriate sources for recommendations and information regarding whether a service or supply meets any of these criteria.

Nutrition

1.	nutritional or cosmetic therapy using high dose or mega quantities of vitamins, minerals or elements, and other nutrition based therapy;

2.	nutritional counseling for either individuals or groups, except as defined under Nutritional Counseling in Section 6, Additional Coverage Details;

3.	food of any kind. Foods that are not covered include:

•

enteral feedings and other nutritional and electrolyte formulas, including infant formula and donor breast milk, even if they are the only source of nutrition or even if they are specifically created to treat inborn errors of metabolism such as phenylketonuria (PKU) – infant formula available over the counter is always excluded;

•	foods to control weight, treat obesity (including liquid diets), lower cholesterol or control diabetes;

•	oral vitamins and minerals;

•	meals you can order from a menu, for an additional charge, during an Inpatient Stay; and

•	other dietary and electrolyte supplements; and

4.	health education classes unless offered by UnitedHealthcare or its affiliates, including but not limited to asthma, smoking cessation, and weight control classes.

Personal Care, Comfort or Convenience

1.	television;

2.	telephone;

3.	beauty/barber service;

4.	guest service;

5.	supplies, equipment and similar incidentals for personal comfort. Examples include:

•	air conditioners;

•	air purifiers and filters;

•	batteries and battery chargers;

•	dehumidifiers and humidifiers;

•	ergonomically correct chairs;

•	non-Hospital beds, comfort beds, motorized beds and mattresses;

•	breast pumps;

•	car seats;

•	chairs, bath chairs, feeding chairs, toddler chairs, chair lifts, recliners;

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

•	electric scooters;

•	exercise equipment and treadmills;

•	hot tubs, Jacuzzis, saunas and whirlpools;

•	medical alert systems;

•	music devices;

•	personal computers;

•	pillows;

•	power-operated vehicles;

•	radios;

•	strollers;

•	safety equipment;

•	vehicle modifications such as van lifts;

•	video players; and

•	home modifications to accommodate a health need (including, but not limited to, ramps, swimming pools, elevators, handrails, and stair glides).

Physical Appearance

1.	Cosmetic Procedures, as defined in Section 14, Glossary, are excluded from coverage. Examples include:

•	liposuction or removal of fat deposits considered undesirable, including fat accumulation under the male breast and nipple;

•	pharmacological regimens;

•	nutritional procedures or treatments;

•	tattoo or scar removal or revision procedures (such as salabrasion, chemosurgery and other such skin abrasion procedures);

•	hair removal or replacement by any means;

•	treatments for skin wrinkles or any treatment to improve the appearance of the skin;

•	treatment for spider veins;

•	skin abrasion procedures performed as a treatment for acne;

•	treatments for hair loss;

•	varicose vein treatment of the lower extremities, when it is considered cosmetic; and

•	replacement of an existing intact breast implant if the earlier breast implant was performed as a Cosmetic Procedure.

2.	breast reduction surgery that is determined to be a Cosmetic Procedure.

This exclusion does not apply to breast reduction surgery which the Claims Administrator determines is requested to treat a physiologic functional impairment or to coverage required by the Women’s Health and Cancer Right’s Act of 1998 for which Benefits are described under Reconstructive Procedures in Section 6, Additional Coverage Details;

3.	physical conditioning programs such as athletic training, bodybuilding, exercise, fitness, flexibility, health club memberships and programs, spa treatments, and diversion or general motivation;

59	SECTION 8 - EXCLUSIONS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

4.	weight loss programs whether or not they are under medical supervision or for medical reasons, even if for morbid obesity;

5.	wigs regardless of the reason for the hair loss except for hair loss resulting from treatment of a malignancy, burns, or surgery, in which case the Plan pays for one wig per covered person per Lifetime; and

6.	treatment of benign gynecomastia (abnormal breast enlargement in males).

Preexisting Conditions

1.	Benefits for the treatment of a Preexisting Condition are excluded until the earlier of the following:

•	the date you have had Continuous Creditable Coverage for 12 months; or

•	the date you have had Continuous Creditable Coverage for 18 months if you are a Late Enrollee.

Preexisting Condition is defined in Section 14, Glossary.

This exclusion does not apply to newborn children or newly adopted children. This exception for newborn and adopted children no longer applies after the end of the first 63-day period during which the child has not had Continuous Creditable Coverage.

Procedures and Treatments

1.	biofeedback;

2.	medical and surgical treatment of snoring, except when provided as a part of treatment for documented obstructive sleep apnea (a sleep disorder in which a person regularly stops breathing for 10 seconds or longer);

3.	speech therapy to treat stuttering, stammering, or other articulation disorders;

4.	speech therapy, except when required for treatment of a speech impediment or speech dysfunction that results from Injury, stroke, cancer, a Congenital Anomaly or autism spectrum disorders as identified under Rehabilitation Services – Outpatient Therapy and Speech Therapy for Children under Age Three in Section 6, Additional Coverage Details;

5.	a procedure or surgery to remove fatty tissue such as panniculectomy, abdominoplasty, thighplasty, brachioplasty, or mastopexy;

6.	excision or elimination of hanging skin on any part of the body (examples include plastic surgery procedures called abdominoplasty or abdominal panniculectomy and brachioplasty);

7.	psychosurgery (lobotomy);

8.	treatment of tobacco dependency;

9.	chelation therapy, except to treat heavy metal poisoning;

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

10.	Chiropractic Treatment to treat a condition unrelated to spinal manipulation and ancillary physiologic treatment rendered to restore/improve motion, reduce pain and improve function, alignment of the vertebral column, such as asthma or allergies;

11.	physiological modalities and procedures that result in similar or redundant therapeutic effects when performed on the same body region during the same visit or office encounter;

12.	sex transformation operations;

13.	the following treatments for obesity:

•	non-surgical treatment, even if for morbid obesity; and

•	surgical treatment of obesity unless there is a diagnosis of morbid obesity as described under Obesity Surgery in Section 6, Additional Coverage Details;

14.	medical and surgical treatment of hyperhidrosis (excessive sweating);

15.	services for the evaluation and treatment of temporomandibular joint syndrome (TMJ), when the services are considered medical or dental in nature, including oral appliances, surface electromyography; Doppler analysis; vibration analysis; computerized mandibular scan or jaw tracking; craniosacral therapy; orthodontics; occlusal adjustment; dental restorations;

16.	diagnosis or treatment of the jawbones, including orthognathic surgery (procedure to correct underbite or overbite), jaw alignment and treatment for the temporomandibular joint, except as treatment of obstructive sleep apnea; and

17.	upper and lower jawbone surgery except as required for direct treatment of acute traumatic Injury, dislocation, tumor or cancer.

Providers

Services:

1.	performed by a provider who is a family member by birth or marriage, including your Spouse, brother, sister, parent or child;

2.	a provider may perform on himself or herself;

3.	performed by a provider with your same legal residence;

4.	ordered or delivered by a Christian Science practitioner;

5.	performed by an unlicensed provider or a provider who is operating outside of the scope of his/her license;

6.	foreign language and sign language interpreters;

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

7.	provided at a diagnostic facility (Hospital or free-standing) without a written order from a provider;

8.	which are self-directed to a free-standing or Hospital-based diagnostic facility; and

9.	ordered by a provider affiliated with a diagnostic facility (Hospital or free-standing), when that provider is not actively involved in your medical care:

•	prior to ordering the service; or

•	after the service is received.

This exclusion does not apply to mammography testing.

Reproduction

1.	health services and associated expenses for infertility treatments, including assisted reproductive technology, regardless of the reason for the treatment

This exclusion does not apply to services required to treat or correct underlying causes of infertility.

2.	storage and retrieval of all reproductive materials (examples include eggs, sperm, testicular tissue and ovarian tissue);

3.	surrogate parenting, donor eggs, donor sperm and host uterus;

4.	the reversal of voluntary sterilization;

5.	artificial reproductive treatments done for genetic or eugenic (selective breeding) purposes;

6.	prenatal, labor and delivery coverage for enrolled Dependent children even those that have Complications of Pregnancy as defined in Section 14, Glossary;

7.	fetal surgery, unless as described under Congenital Heart Disease (CHD) Surgeries in Section 6, Additional Coverage Details;

8.	fetal reduction surgery;

9.	elective surgical, non-surgical or drug induced Pregnancy termination;

This exclusion does not apply to treatment of a molar Pregnancy, ectopic Pregnancy, or missed abortion (commonly known as a miscarriage).

10.	services provided by a doula (labor aide); and

11.	parenting, pre-natal or birthing classes.

Services Provided under Another Plan

Services for which coverage is available:

1.	under another plan, except for Eligible Expenses payable as described in Section 10, Coordination of Benefits (COB);

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

2.	under workers’ compensation, no-fault automobile coverage or similar legislation if you could elect it, or could have it elected for you;

3.	while on active military duty; and

4.	for treatment of military service-related disabilities when you are legally entitled to other coverage, and facilities are reasonably accessible.

Transplants

1.	health services for organ and tissue transplants, except as identified under Transplantation Services in Section 6, Additional Coverage Details;

2.	mechanical or animal organ transplants, except services related to the implant or removal of a circulatory assist device (a device that supports the heart while the patient waits for a suitable donor heart to become available); and

3.	donor costs for organ or tissue transplantation to another person (these costs may be payable through the recipient’s benefit plan), except expenses incurred by the donor who is not ordinarily covered under this plan according to Eligibility requirements will be covered expenses to the extent that such expenses are not payable by any other form of health coverage, including any governmental plan or individual policy of health coverage, and provided the recipient is covered under this plan. The donor’s expense shall be applied to the recipient’s maximum benefit. In no event will benefits be payable in excess of the maximum benefit still available to the recipient.

Travel

1.	health services provided in a foreign country, unless required as Emergency Health Services; and

2.	travel or transportation expenses, even if ordered by a Physician, except as identified under Travel and Lodging in Section 6, Additional Coverage Details. Additional travel expenses related to Covered Health Services received from a Designated Facility or Designated Physician may be reimbursed at the Plan’s discretion.

Types of Care

1.	Custodial Care as defined in Section 14, Glossary;

2.	Domiciliary Care, as defined in Section 14, Glossary;

3.	multi-disciplinary pain management programs provided on an inpatient basis;

4.	private duty nursing;

5.	respite care;

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

6.	rest cures;

7.	services of personal care attendants; and

8.	work hardening (individualized treatment programs designed to return a person to work or to prepare a person for specific work).

Vision and Hearing

1.	cochlear implants;

2.	implantable lenses used only to correct a refractive error (such as Intacs corneal implants);

3.	purchase cost and associated fitting charges for eyeglasses or contact lenses;

4.	purchase cost and associated fitting and testing charges for hearing aids, Bone Anchor Hearing Aids (BAHA) and all other hearing assistive devices; and

5.	eye exercise therapy; and

6.	surgery and other related treatment that is intended to correct nearsightedness, farsightedness, presbyopia and astigmatism including, but not limited to, procedures such as laser and other refractive eye surgery and radial keratotomy.

All Other Exclusions

1.	autopsies and other coroner services and transportation services for a corpse;

2.	charges for:

•	missed appointments;

•	room or facility reservations;

•	completion of claim forms; or

•	record processing;

3.	charges prohibited by federal anti-kickback or self-referral statutes;

4.	diagnostic tests that are:

•	delivered in other than a Physician’s office or health care facility; and

•	self-administered home diagnostic tests, including but not limited to HIV and Pregnancy tests;

5.	expenses for health services and supplies:

•	that do not meet the definition of a Covered Health Service in Section 14, Glossary;

•	that are received as a result of war or any act of war, whether declared or undeclared, while part of any armed service force of any country;

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

•	that are received after the date your coverage under this Plan ends, including health services for medical conditions which began before the date your coverage under the Plan ends;

•	for which you have no legal responsibility to pay, or for which a charge would not ordinarily be made in the absence of coverage under this Benefit Plan; or

•	that exceed Eligible Expenses or any specified limitation in this SPD.

6.	long term (more than 30 days) storage of blood, umbilical cord or other material. Examples include cryopreservation of tissue, blood and blood products; and

7.	physical, psychiatric or psychological exams, testing, vaccinations, immunizations or treatments when:

•	required solely for purposes of career, education, sports or camp, travel, employment, insurance, marriage or adoption; or as a result of incarceration;

•	conducted for purposes of medical research;

•	related to judicial or administrative proceedings or orders; or

•	required to obtain or maintain a license of any type.

65	SECTION 8 - EXCLUSIONS

KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

SECTION 9 - CLAIMS PROCEDURES

What this section includes:

•	How Network and non-Network claims work; and

•	What to do if your claim is denied, in whole or in part.

Network Benefits

In general, if you receive Covered Health Services from a Network provider, UnitedHealthcare will pay the Physician or facility directly. If a Network provider bills you for any Covered Health Service other than your Copay or Coinsurance, please contact the provider or call UnitedHealthcare at the phone number on your ID card for assistance.

Keep in mind, you are responsible for meeting the Annual Deductible and paying any Copay or Coinsurance owed to a Network provider at the time of service, or when you receive a bill from the provider.

Non-Network Benefits

If you receive a bill for Covered Health Services from a non-Network provider, you (or the provider if they prefer) must send the bill to UnitedHealthcare for processing. To make sure the claim is processed promptly and accurately, a completed claim form must be attached and mailed to UnitedHealthcare at the address on the back of your ID card.

If Your Provider Does Not File Your Claim

You can obtain a claim form by visiting www.myuhc.com, calling the toll-free number on your ID card or contacting Human Resources. If you do not have a claim form, simply attach a brief letter of explanation to the bill, and verify that the bill contains the information listed below. If any of these items are missing from the bill, you can include them in your letter:

•	your name and address;

•	the patient’s name, age and relationship to the Participant;

•	the number as shown on your ID card;

•	the name, address and tax identification number of the provider of the service(s);

•	a diagnosis from the Physician;

•	the date of service;

•	an itemized bill from the provider that includes:

•	the Current Procedural Terminology (CPT) codes;

•	a description of, and the charge for, each service;

•	the date the Sickness or Injury began; and

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a statement indicating either that you are, or you are not, enrolled for coverage under any other health insurance plan or program. If you are enrolled for other coverage you must include the name and address of the other carrier(s).

Failure to provide all the information listed above may delay any reimbursement that may be due you.

After UnitedHealthcare has processed your claim, you will receive payment for Benefits that the Plan allows. It is your responsibility to pay the non-Network provider the charges you incurred, including any difference between what you were billed and what the Plan paid.

UnitedHealthcare will pay Benefits to you unless:

•	the provider notifies UnitedHealthcare that you have provided signed authorization to assign Benefits directly to that provider; or

•	you make a written request for the non-Network provider to be paid directly at the time you submit your claim.

UnitedHealthcare will only pay Benefits to you or, with written authorization by you, your provider, and not to a third party, even if your provider has assigned Benefits to that third party.

Health Statements

Each month in which UnitedHealthcare processes at least one claim for you or a covered Dependent, you will receive a Health Statement in the mail. Health Statements make it easy for you to manage your family’s medical costs by providing claims information in easy-to-understand terms.

If you would rather track claims for yourself and your covered Dependents online, you may do so at www.myuhc.com. You may also elect to discontinue receipt of paper Health Statements by making the appropriate selection on this site.

Explanation of Benefits (EOB)

You may request that UnitedHealthcare send you a paper copy of an Explanation of Benefits (EOB) after processing the claim. The EOB will let you know if there is any portion of the claim you need to pay. If any claims are denied in whole or in part, the EOB will include the reason for the denial or partial payment. If you would like paper copies of the EOBs, you may call the toll-free number on your ID card to request them. You can also view and print all of your EOBs online at www.myuhc.com. See Section 14, Glossary for the definition of Explanation of Benefits.

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Important - Timely Filing of Claims

All Network claim forms must be submitted within 12 months after the date of service. Otherwise, the Plan will not pay any Benefits for that Eligible Expense, or Benefits will be reduced, as determined by Kansas City Life Insurance Company. This 12-month requirement does not apply if you are legally incapacitated. All Non-Network Claims must be filed no later than March 31st following the close of the plan year. If your claim relates to an Inpatient Stay, the date of service is the date your Inpatient Stay ends.

Claim Denials and Appeals

If Your Claim is Denied

If a claim for Benefits is denied in part or in whole, you may call UnitedHealthcare at the number on your ID card before requesting a formal appeal. If UnitedHealthcare cannot resolve the issue to your satisfaction over the phone, you have the right to file a formal appeal as described below.

How to Appeal a Denied Claim

If you wish to appeal a denied pre-service request for Benefits or post-service claim as described below, you or your authorized representative must submit your appeal in writing within 180 days of receiving the denial. This written communication should include:

•	the patient’s name and ID number as shown on the ID card;

•	the provider’s name;

•	the date of medical service;

•	the reason you disagree with the denial; and

•	any documentation or other written information to support your request.

You or your enrolled Dependent may send a written request for an appeal to:

UnitedHealthcare - Appeals

P.O. Box 30432

Salt Lake City, UT 84130-0432

For Urgent Care requests for Benefits that have been denied, you or your provider can call UnitedHealthcare at the toll-free number on your ID card to request an appeal.

Types of claims

The timing of the claims appeal process is based on the type of claim you are appealing. If you wish to appeal a claim, it helps to understand whether it is an:

•	urgent care request for Benefits;

•	pre-service request for Benefits;

•	post-service claim; or

•	concurrent claim.

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Review of an Appeal

UnitedHealthcare will conduct a full and fair review of your appeal. The appeal may be reviewed by:

•	an appropriate individual(s) who did not make the initial benefit determination; and

•	a health care professional with appropriate expertise who was not consulted during the initial benefit determination process.

Once the review is complete, if UnitedHealthcare upholds the denial, you will receive a written explanation of the reasons and facts relating to the denial.

Filing a Second Appeal

Your Plan offers two levels of appeal. If you are not satisfied with the first level appeal decision, you have the right to request a second level appeal from Kansas City Life Insurance Company within 60 days from receipt of the first level appeal determination. Kansas City Life Insurance Company must notify you of the appeal determination within 15 days after receiving the completed appeal for a pre-service denial and 30 days after receiving the completed post-service appeal.

Note: Upon written request and free of charge, any Covered Persons may examine documents relevant to their claim and/or appeals and submit opinions and comments. Kansas City Life Insurance Company will review all claims in accordance with the rules established by the U.S. Department of Labor. Kansas City Life Insurance Company’s decision will be final.

Voluntary External Review

If, after exhausting the two levels of appeal, you are not satisfied with the final determination, you may choose to participate in the voluntary external review program. This program only applies if the claim denial is based on:

•	clinical reasons; or

•	the exclusions for Experimental or Investigational Services or Unproven Services.

The voluntary external review program is not available if the claim denial is based on explicit benefit exclusions or defined benefit limits. Contact UnitedHealthcare at the toll-free number on your ID card for more information.

Timing of Appeals Determinations

Separate schedules apply to the timing of claims appeals, depending on the type of claim. There are three types of claims:

•	Urgent Care request for Benefits - a request for Benefits provided in connection with Urgent Care services, as defined in Section 14, Glossary;

•	Pre-Service request for Benefits - a request for Benefits which the Plan must approve or in which you must notify UnitedHealthcare before non-Urgent Care is provided; and

•	Post-Service - a claim for reimbursement of the cost of non-Urgent Care that has already been provided.

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The tables below describe the time frames which you and UnitedHealthcare are required to follow.

Urgent Care Request for Benefits*
Type of Request for Benefits or Appeal	Timing
If your request for Benefits is incomplete, UnitedHealthcare must notify you within:	24 hours
You must then provide completed request for Benefits information to UnitedHealthcare within:	48 hours after receiving notice
If UnitedHealthcare denies your initial request for Benefits, they must notify you of the denial:
• if the initial request for Benefits is complete, within:	72 hours
• after receiving the completed request for Benefits (if the initial request for Benefits is incomplete), within:	48 hours
You must appeal the request for Benefits denial no later than:	180 days after receiving the denial
UnitedHealthcare must notify you of the appeal decision within:	72 hours after receiving the appeal

*	You do not need to submit Urgent Care appeals in writing. You should call UnitedHealthcare as soon as possible to appeal an Urgent Care request for Benefits.

Pre-Service Request for Benefits
Type of Request for Benefits or Appeal	Timing
If your request for Benefits is filed improperly, UnitedHealthcare must notify you within:	5 days
If your request for Benefits is incomplete, UnitedHealthcare must notify you within:	15 days
You must then provide completed request for Benefits information to UnitedHealthcare within:	45 days after receiving an extension notice*

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Pre-Service Request for Benefits
Type of Request for Benefits or Appeal	Timing
If UnitedHealthcare denies your initial request for Benefits, they must notify you of the denial:
• if the initial request for Benefits is complete, within:	15 days
• after receiving the completed request for Benefits (if the initial request for Benefits is incomplete), within:	15 days
You must appeal the request for Benefits denial no later than:	180 days after receiving the denial
UnitedHealthcare must notify you of the first level appeal decision within:	15 days after receiving the first level appeal
You must appeal the first level appeal (file a second level appeal) within:	60 days after receiving the first level appeal decision
Kansas City Life Insurance Company must notify you of the second level appeal decision within:	15 days after receiving the second level appeal*

*	UnitedHealthcare may require a one-time extension of no more than 15 days only if more time is needed due to circumstances beyond their control.

Post-Service Claims
Type of Claim or Appeal	Timing
If your claim is incomplete, UnitedHealthcare must notify you within:	30 days
You must then provide completed claim information to UnitedHealthcare within:	45 days after receiving an extension notice*
If UnitedHealthcare denies your initial claim, they must notify you of the denial:
• if the initial claim is complete, within:	30 days
• after receiving the completed claim (if the initial claim is incomplete), within:	30 days
You must appeal the claim denial no later than:	180 days after receiving the denial
UnitedHealthcare must notify you of the first level appeal decision within:	30 days after receiving the first level appeal

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Post-Service Claims
Type of Claim or Appeal	Timing
You must appeal the first level appeal (file a second level appeal) within:	60 days after receiving the first level appeal decision
Kansas City Life Insurance Company must notify you of the second level appeal decision within:	30 days after receiving the second level appeal

*	UnitedHealthcare may be entitled to a one-time extension of no more than 15 days only if more time is needed due to circumstances beyond their control.

Concurrent Care Claims

If an on-going course of treatment was previously approved for a specific period of time or number of treatments, and your request to extend the treatment is an Urgent Care request for Benefits as defined above, your request will be decided within 24 hours, provided your request is made at least 24 hours prior to the end of the approved treatment. UnitedHealthcare will make a determination on your request for the extended treatment within 24 hours from receipt of your request.

If your request for extended treatment is not made at least 24 hours prior to the end of the approved treatment, the request will be treated as an Urgent Care request for Benefits and decided according to the timeframes described above. If an on-going course of treatment was previously approved for a specific period of time or number of treatments, and you request to extend treatment in a non-urgent circumstance, your request will be considered a new request and decided according to post-service or pre-service timeframes, whichever applies.

Limitation of Action

You cannot bring any legal action against Kansas City Life Insurance Company or the Claims Administrator to recover reimbursement until 90 days after you have properly submitted a request for reimbursement as described in this section and all required reviews of your claim have been completed. If you want to bring a legal action against Kansas City Life Insurance Company or the Claims Administrator, you must do so within three years from the expiration of the time period in which a request for reimbursement must be submitted or you lose any rights to bring such an action against Kansas City Life Insurance Company or the Claims Administrator.

You cannot bring any legal action against Kansas City Life Insurance Company or the Claims Administrator for any other reason unless you first complete all the steps in the appeal process described in this section. After completing that process, if you want to bring a legal action against Kansas City Life Insurance Company or the Claims Administrator you must do so within three years of the date you are notified of our final decision on your appeal or you lose any rights to bring such an action against Kansas City Life Insurance Company or the Claims Administrator.

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SECTION 10 - COORDINATION OF BENEFITS (COB)

What this section includes:

•	How your Benefits under this Plan coordinate with other medical plans;

•	How coverage is affected if you become eligible for Medicare; and

•	Procedures in the event the Plan overpays Benefits.

Coordination of Benefits (COB) applies to you if you are covered by more than one health benefits plan, including any one of the following:

•	another employer sponsored health benefits plan;

•	a medical component of a group long-term care plan, such as skilled nursing care;

•	no-fault or traditional “fault” type medical payment benefits or personal injury protection benefits under an auto insurance policy;

•	medical payment benefits under any premises liability or other types of liability coverage; or

•	Medicare or other governmental health benefit.

If coverage is provided under two or more plans, COB determines which plan is primary and which plan is secondary. The plan considered primary pays its benefits first, without regard to the possibility that another plan may cover some expenses. Any remaining expenses may be paid under the other plan, which is considered secondary. The secondary plan may determine its benefits based on the benefits paid by the primary plan.

Don’t forget to update your Dependents’ Medical Coverage Information

Avoid delays on your Dependent claims by updating your Dependent’s medical coverage information. Just log on to www.myuhc.com or call the toll-free number on your ID card to update your COB information. You will need the name of your Dependent’s other medical coverage, along with the policy number.

Determining Which Plan is Primary

If you are covered by two or more plans, the benefit payment follows the rules below in this order:

•	this Plan will always be secondary to medical payment coverage or personal injury protection coverage under any auto liability or no-fault insurance policy;

•	when you have coverage under two or more medical plans and only one has COB provisions, the plan without COB provisions will pay benefits first;

•	a plan that covers a person as a Participant pays benefits before a plan that covers the person as a Dependent;

•	if you are receiving COBRA continuation coverage under another employer plan, this Plan will pay Benefits first;

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your Dependent children will receive primary coverage from the parent whose birth date occurs first in a calendar year. If both parents have the same birth date, the plan that pays benefits first is the one that has been in effect the longest. This birthday rule applies only if:

•	the parents are married or living together whether or not they have ever been married and not legally separated; or

•	a court decree awards joint custody without specifying that one party has the responsibility to provide health care coverage;

•

if two or more plans cover a Dependent child of divorced or separated parents and if there is no court decree stating that one parent is responsible for health care, the child will be covered under the plan of:

•	the parent with custody of the child; then

•	the Spouse of the parent with custody of the child; then

•	the parent not having custody of the child; then

•	the Spouse of the parent not having custody of the child;

•	plans for active Participants pay before plans covering laid-off or retired Participants;

•	the plan that has covered the individual claimant the longest will pay first; The expenses must be covered in part under at least one of the plans; and

•

finally, if none of the above rules determines which plan is primary or secondary, the allowable expenses shall be shared equally between the plans meeting the definition of Plan. In addition, this Plan will not pay more than it would have paid had it been the primary Plan.

The following examples illustrate how the Plan determines which plan pays first and which plan pays second.

Determining Primary and Secondary Plan – Examples

1) Let’s say you and your Spouse both have family medical coverage through your respective employers. You are unwell and go to see a Physician. Since you’re covered as a Participant under this Plan, and as a Dependent under your Spouse’s plan, this Plan will pay Benefits for the Physician’s office visit first.

2) Again, let’s say you and your Spouse both have family medical coverage through your respective employers. You take your Dependent child to see a Physician. This Plan will look at your birthday and your Spouse’s birthday to determine which plan pays first. If you were born on June 11 and your Spouse was born on May 30, your Spouse’s plan will pay first.

When This Plan is Secondary

If this Plan is secondary, it determines the amount it will pay for a Covered Health Service by following the steps below.

•	the Plan determines the amount it would have paid had it been the only plan involved.

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the Plan pays the entire difference between the allowable expense and the amount paid by the primary plan – as long as this amount is not more than the Plan would have paid had it been the only plan involved.

The maximum combined payment you may receive from all plans cannot exceed 100% of the total allowable expense. See the textbox below for the definition of allowable expense.

Determining the Allowable Expense When This Plan is Secondary

When this Plan is secondary, the allowable expense is the primary plan’s Network rate. If the primary plan bases its reimbursement on reasonable and customary charges, the allowable expense is the primary plan’s reasonable and customary charge. If both the primary plan and this Plan do not have a contracted rate, the allowable expense will be the greater of the two plans’ reasonable and customary charges.

What is an allowable expense?

For purposes of COB, an allowable expense is a health care expense that is covered at least in part by one of the health benefit plans covering you.

When a Covered Person Qualifies for Medicare

Determining Which Plan is Primary

To the extent permitted by law, this Plan will pay Benefits second to Medicare when you become eligible for Medicare, even if you don’t elect it. There are, however, Medicare-eligible individuals for whom the Plan pays Benefits first and Medicare pays benefits second:

•	employees with active current employment status age 65 or older and their Spouses age 65 or older; and

•	individuals with end-stage renal disease, for a limited period of time.

Determining the Allowable Expense When This Plan is Secondary

If this Plan is secondary to Medicare, the Medicare approved amount is the allowable expense, as long as the provider accepts Medicare. If the provider does not accept Medicare, the Medicare limiting charge (the most a provider can charge you if they don’t accept Medicare) will be the allowable expense. Medicare payments, combined with Plan Benefits, will not exceed 100% of the total allowable expense.

If you are eligible for, but not enrolled in, Medicare, and this Plan is secondary to Medicare, Benefits payable under this Plan will be reduced by the amount that would have been paid if you had been enrolled in Medicare.

Medicare Cross-Over Program

The Plan offers a Medicare Cross-over Program for Medicare Part A claims. If you enroll for this program, you no longer have to file a separate claim with the Plan to receive secondary benefits for these expenses.

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Once the Medicare Part A carrier[s] have reimbursed your health care provider, the Medicare carrier will electronically submit the necessary information to the Claims Administrator to process the balance of your claim under the provisions of this Plan.

To participate in the Medicare Cross-over Program, you must complete a special form authorizing this service and submit it to the Claims Administrator. Your Spouse also can enroll for this program, as long as he or she is eligible for Medicare and this Plan is your only secondary medical coverage.

You can verify that the automated cross-over is in place when your copy of the explanation of Medicare benefits (EOMB) states your claim has been forwarded to your secondary carrier. Until this message appears, you must continue to file secondary claims with the Claims Administrator.

This cross-over process does not apply to expenses under Part B (Physician office visits) and DME Medicare expenses or expenses that Medicare does not cover. You must continue to file claims for these expenses.

For information about enrollment or if you have questions about the program, call the telephone number listed on the back of your ID card.

Right to Receive and Release Needed Information

Certain facts about health care coverage and services are needed to apply these COB rules and to determine benefits payable under this Plan and other plans. The Plan Administrator may get the facts needed from, or give them to, other organizations or persons for the purpose of applying these rules and determining benefits payable under this Plan and other plans covering the person claiming benefits.

The Plan Administrator does not need to tell, or get the consent of, any person to do this. Each person claiming benefits under this Plan must give UnitedHealthcare any facts needed to apply those rules and determine benefits payable. If you do not provide UnitedHealthcare the information needed to apply these rules and determine the Benefits payable, your claim for Benefits will be denied.

Overpayment and Underpayment of Benefits

If you are covered under more than one medical plan, there is a possibility that the other plan will pay a benefit that UnitedHealthcare should have paid. If this occurs, the Plan may pay the other plan the amount owed.

If the Plan pays you more than it owes under this COB provision, you should pay the excess back promptly. Otherwise, the Company may recover the amount in the form of salary, wages, or benefits payable under any Company-sponsored benefit plans, including this Plan. The Company also reserves the right to recover any overpayment by legal action or offset payments on future Eligible Expenses.

If the Plan overpays a health care provider, UnitedHealthcare reserves the right to recover the excess amount, by legal action if necessary.

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Refund of Overpayments

If Kansas City Life Insurance Company pays for Benefits for expenses incurred on account of a Covered Person, that Covered Person, or any other person or organization that was paid, must make a refund to Kansas City Life Insurance Company if:

•	all or some of the expenses were not paid by the Covered Person or did not legally have to be paid by the Covered Person;

•	all or some of the payment Kansas City Life Insurance Company made exceeded the Benefits under the Plan; or

•	all or some of the payment was made in error.

The refund equals the amount Kansas City Life Insurance Company paid in excess of the amount that should have paid under the Plan. If the refund is due from another person or organization, the Covered Person agrees to help Kansas City Life Insurance Company get the refund when requested.

If the Covered Person, or any other person or organization that was paid, does not promptly refund the full amount, Kansas City Life Insurance Company may reduce the amount of any future Benefits for the Covered Person that are payable under the Plan. The reductions will equal the amount of the required refund. Kansas City Life Insurance Company may have other rights in addition to the right to reduce future Benefits.

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SECTION 11 - SUBROGATION AND REIMBURSEMENT

What this section includes:

•	How your Benefits are impacted if you suffer a Sickness or Injury caused by a third party.

The Plan has a right to subrogation and reimbursement, as defined below.

Right of Recovery

The Plan has the right to recover benefits it has paid on you or your Dependent’s behalf that were:

•	made in error;

•	due to a mistake in fact;

•	advanced during the time period of meeting the calendar year Deductible; or

•	advanced during the time period of meeting the Out-of-Pocket Maximum for the calendar year.

Benefits paid because you or your Dependent misrepresented facts are also subject to recovery.

If the Plan provides a Benefit for you or your Dependent that exceeds the amount that should have been paid, the Plan will:

•	require that the overpayment be returned when requested, or

•	reduce a future benefit payment for you or your Dependent by the amount of the overpayment.

If the Plan provides an advancement of benefits to you or your Dependent during the time period of the Deductible and/or meeting the Out-of-Pocket Maximum for the calendar year, the Plan will send you or your Dependent a monthly statement identifying the amount you owe with payment instructions. The Plan has the right to recover Benefits it has advanced by:

•	submitting a reminder letter to you or a covered Dependent that details any outstanding balance owed to the Plan; and

•	conducting courtesy calls to you or a covered Dependent to discuss any outstanding balance owed to the Plan.

Right to Subrogation

The right to subrogation means the Plan is substituted to and shall succeed to any and all legal claims that you may be entitled to pursue against any third party for Benefits that the Plan has paid. Subrogation applies when the Plan has paid on your behalf Benefits for a Sickness or Injury for which a third party is considered responsible, e.g. an insurance carrier if you are involved in an auto accident.

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The Plan shall be subrogated to, and shall succeed to, all rights of recovery from any or all third parties, under any legal theory of any type, for 100 percent of any services and Benefits the Plan has paid on your behalf relating to any Sickness or Injury caused by any third party.

Right to Reimbursement

The right to reimbursement means that if a third party causes a Sickness or Injury for which you receive a settlement, judgment, or other recovery, you must use those proceeds to fully return to the Plan 100% of any Benefits you received for that Sickness or Injury.

Third Parties

The following persons and entities are considered third parties:

•	a person or entity alleged to have caused you to suffer a Sickness, Injury or damages, or who is legally responsible for the Sickness, Injury or damages;

•	Kansas City Life Insurance Company in workers’ compensation cases; or

•	any person or entity who is or may be obligated to provide you with benefits or payments under:

•	underinsured or uninsured motorist insurance;

•	medical provisions of no-fault or traditional insurance (auto, homeowners or otherwise);

•	workers’ compensation coverage; or

•	any other insurance carrier or third party administrator.

Subrogation and Reimbursement Provisions

As a Covered Person, you agree to the following:

•	the Plan has a first priority right to receive payment on any claim against a third party before you receive payment from that third party.

•

the Plan’s subrogation and reimbursement rights apply to full and partial settlements, judgments, or other recoveries paid or payable to you or your representative, no matter how those proceeds are captioned or characterized. Payments include, but are not limited to, economic, non-economic, and punitive damages. The Plan is not required to help you to pursue your claim for damages or personal injuries, or pay any of your associated costs, including attorneys’ fees. No so-called “Fund Doctrine” or “Common Fund Doctrine” or “Attorney’s Fund Doctrine” shall defeat this right.

•	the Plan may enforce its subrogation and reimbursement rights regardless of whether you have been “made whole” (fully compensated for your injuries and damages).

•	you will cooperate with the Plan and its agents in a timely manner to protect its legal and equitable rights to subrogation and reimbursement, including, but not limited to:

•	complying with the terms of this section;

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•	providing any relevant information requested;

•	signing and/or delivering documents at its request;

•	appearing at medical examinations and legal proceedings, such as depositions or hearings; and

•	obtaining the Plan’s consent before releasing any party from liability or payment of medical expenses.

•

if you receive payment as part of a settlement or judgment from any third party as a result of a Sickness or Injury, and the Plan alleges some or all of those funds are due and owed to it, you agree to hold those settlement funds in trust, either in a separate bank account in your name or in your attorney’s trust account. You agree that you will serve as a trustee over those funds to the extent of the Benefits the Plan has paid.

•	if the Plan incurs attorneys’ fees and costs in order to collect third party settlement funds held by you or your representative, the Plan has the right to recover those fees and costs from you.

•	you may not accept any settlement that does not fully reimburse the Plan, without its written approval.

•	you will assign to the Plan all rights of recovery against third parties to the extent of Benefits the Plan has provided for a Sickness or Injury caused by a third party.

•	the Plan’s rights will not be reduced due to your own negligence.

•

the Plan may file suit in your name and take appropriate action to assert its rights under this section. The Plan is not required to pay you part of any recovery it may obtain from a third party, even if it files suit in your name.

•	the provisions of this section apply to the parents, guardian, or other representative of a Dependent child who incurs a Sickness or Injury caused by a third party.

•	in case of your wrongful death, the provisions of this section apply to your estate, the personal representative of your estate, and your heirs.

•

your failure to cooperate with the Plan or its agents is considered a breach of contract. As such, the Plan has the right to terminate your Benefits, deny future Benefits, take legal action against you, and/or set off from any future Benefits the value of Benefits the Plan has paid relating to any Sickness or Injury caused by any third party to the extent not recovered by the Plan due to you or your representative not cooperating with the Plan.

•	if a third party causes you to suffer a Sickness or Injury while you are covered under this Plan, the provisions of this section continue to apply, even after you are no longer a Covered Person.

•	the Plan has the authority and discretion to resolve all disputes regarding the interpretation of the language stated herein.

Subrogation – Example

Suppose you are injured in a car accident that is not your fault, and you receive Benefits under the Plan to treat your injuries. Under subrogation, the Plan has the right to take legal action in your name against the driver who caused the accident and that driver’s insurance carrier to recover the cost of those Benefits.

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SECTION 12 - WHEN COVERAGE ENDS

What this section includes:

•	Circumstances that cause coverage to end;

•	Extended coverage; and

•	How to continue coverage after it ends.

Your entitlement to Benefits automatically ends on the date that coverage ends, even if you are hospitalized or are otherwise receiving medical treatment on that date.

When your coverage ends, Kansas City Life Insurance Company will still pay claims for Covered Health Services that you received before your coverage ended. However, once your coverage ends, Benefits are not provided for health services that you receive after coverage ended, even if the underlying medical condition occurred before your coverage ended.

Your coverage under the Plan will end on the earliest of:

•	the last day of the month your employment with the Company ends;

•	the date the Plan ends;

•	the last day of the month you stop making the required contributions;

•	the last day of the month you are no longer eligible;

•	the last day of the month UnitedHealthcare receives written notice from Kansas City Life Insurance Company to end your coverage, or the date requested in the notice, if later; or

•	the last day of the month you retire or are pensioned under the Plan, unless specific coverage is available for retired or pensioned persons and you are eligible for that coverage.

Coverage for your eligible Dependents will end on the earliest of:

•	the date your coverage ends;

•	the last day of the month you stop making the required contributions;

•	the last day of the month UnitedHealthcare receives written notice from Kansas City Life Insurance Company to end your coverage, or the date requested in the notice, if later;

•	the last day of the year your Dependent child no longer qualifies as a Dependent under this Plan; or

•	the last day of the month your Dependents no longer qualify as Dependents under this Plan.

The Plan will provide written notice to you that your coverage has ended if any of the following occur:

•	you permit an unauthorized person to use your ID card or you use another person’s ID card;

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•	you knowingly give UnitedHealthcare false material information including, but not limited to, false information relating to another person’s eligibility or status as a Dependent;

•	you commit an act of physical or verbal abuse that imposes a threat to Kansas City Life Insurance Company’s staff, UnitedHealthcare’s staff, a provider or another Covered Person; or

•	you violate any terms of the Plan.

Note: Kansas City Life Insurance Company has the right to demand that you pay back Benefits Kansas City Life Insurance Company paid to you, or paid in your name, during the time you were incorrectly covered under the Plan. After the first two years, Kansas City Life Insurance Company can only demand that you pay back these Benefits if the written application contained a fraudulent misstatement.

Other Events Ending Your Coverage

Your coverage may also end when any of the following happen. If your coverage is terminated for any of the below reasons you will be provided written notice that coverage has ended on the date the Plan Administrator identifies in the notice.

•

Fraud, Misrepresentation or False Information - occurs when there has been fraud or misrepresentation, or the Participant knowingly gave UnitedHealthcare or Kansas City Life Insurance Company false material information. Examples include false information relating to another person’s eligibility or status as a Dependent.UnitedHealthcare reserves the right to demand that you pay back Benefits Kansas City Life Insurance Company paid to you, or paid in your name, during the time you were incorrectly covered under the Plan.

•	Material Violation – occurs when there was a material violation of the terms of the Plan.

•	Threatening Behavior – occurs when you have committed acts of physical or verbal abuse that pose a threat to Kansas City Life Insurance Company’s staff or UnitedHealthcare’s staff.

Coverage for a Disabled Child

If an unmarried enrolled Dependent child with a mental or physical disability reaches an age when coverage would otherwise end, the Plan will continue to cover the child, as long as:

•	the child is unable to be self-supporting due to a mental or physical handicap or disability;

•	the child depends mainly on you for support;

•

you provide to Kansas City Life Insurance Company proof of the child’s incapacity and dependency within 31 days of the date coverage would have otherwise ended because the child reached a certain age; and

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•	you provide proof, upon Kansas City Life Insurance Company’s request, that the child continues to meet these conditions.

The proof might include medical examinations at Kansas City Life Insurance Company’s expense. However, you will not be asked for this information more than once a year. If you do not supply such proof within 31 days, the Plan will no longer pay Benefits for that child.

Coverage will continue, as long as the enrolled Dependent is incapacitated and dependent upon you, unless coverage is otherwise terminated in accordance with the terms of the Plan.

Continuing Coverage Through COBRA

If you lose your Plan coverage, you may have the right to extend it under the Consolidated Budget Reconciliation Act of 1985 (COBRA), as defined in Section 14, Glossary.

Continuation coverage under COBRA is available only to Plans that are subject to the terms of COBRA. You can contact your Plan Administrator to determine if Kansas City Life Insurance Company is subject to the provisions of COBRA.

Continuation Coverage under Federal Law (COBRA)

Much of the language in this section comes from the federal law that governs continuation coverage. You should call your Plan Administrator if you have questions about your right to continue coverage.

In order to be eligible for continuation coverage under federal law, you must meet the definition of a “Qualified Beneficiary”. A Qualified Beneficiary is any of the following persons who were covered under the Plan on the day before a qualifying event:

•	a Participant;

•

a Participant’s enrolled Dependent, including with respect to the Participant’s children, a child born to or placed for adoption with the Participant during a period of continuation coverage under federal law; or

•	a Participant’s former Spouse.

Qualifying Events for Continuation Coverage under COBRA

The following table outlines situations in which you may elect to continue coverage under COBRA for yourself and your Dependents, and the maximum length of time you can receive continued coverage. These situations are considered qualifying events.

If Coverage Ends Because of the Following Qualifying Events:	You May Elect COBRA:
	For Yourself	For Your Spouse	For Your Child(ren)
Your work hours are reduced	18 months	18 months	18 months

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If Coverage Ends Because of the Following Qualifying Events:	You May Elect COBRA:
	For Yourself	For Your Spouse	For Your Child(ren)
Your employment terminates for any reason (other than gross misconduct)	18 months	18 months	18 months
You or your family member become eligible for Social Security disability benefits at any time within the first 60 days of losing coverage[1]	29 months	29 months	29 months
You die	N/A	36 months	36 months
You divorce (or legally separate)	N/A	36 months	36 months
Your child is no longer an eligible family member (e.g., reaches the maximum age limit)	N/A	N/A	36 months
You become entitled to Medicare	N/A	See table below	See table below
Kansas City Life Insurance Company files for bankruptcy under Title 11, United States Code.[2]	36 months	36 months[3]	36 months[3]

[1]

Subject to the following conditions: (i) notice of the disability must be provided within the latest of 60 days after a). the determination of the disability, b). the date of the qualifying event, c). the date the Qualified Beneficiary would lose coverage under the Plan, and in no event later than the end of the first 18 months; (ii) the Qualified Beneficiary must agree to pay any increase in the required premium for the additional 11 months over the original 18 months; and (iii) if the Qualified Beneficiary entitled to the 11 months of coverage has non-disabled family members who are also Qualified Beneficiaries, then those non-disabled Qualified Beneficiaries are also entitled to the additional 11 months of continuation coverage. Notice of any final determination that the Qualified Beneficiary is no longer disabled must be provided within 30 days of such determination. Thereafter, continuation coverage may be terminated on the first day of the month that begins more than 30 days after the date of that determination.

[2]

This is a qualifying event for any Retired Participant and his or her enrolled Dependents if there is a substantial elimination of coverage within one year before or after the date the bankruptcy was filed.

[3]	From the date of the Participant’s death if the Participant dies during the continuation coverage.

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How Your Medicare Eligibility Affects Dependent COBRA Coverage

The table below outlines how your Dependents’ COBRA coverage is impacted if you become entitled to Medicare.

If Dependent Coverage Ends When:	You May Elect COBRA Dependent Coverage For Up To:
You become entitled to Medicare and don’t experience any additional qualifying events	18 months
You become entitled to Medicare, after which you experience a second qualifying event* before the initial 18-month period expires	36 months

You experience a qualifying event*, after which you become entitled to Medicare before the initial 18-month period expires; and, if absent this initial qualifying event, your Medicare entitlement would have resulted in loss of Dependent coverage under the Plan

36 months

*	Your work hours are reduced or your employment is terminated for reasons other than gross misconduct.

Getting Started

You will be notified by mail if you become eligible for COBRA coverage as a result of a reduction in work hours or termination of employment. The notification will give you instructions for electing COBRA coverage, and advise you of the monthly cost. Your monthly cost is the full cost, including both Participant and Employer costs, plus a 2% administrative fee or other cost as permitted by law.

You will have up to 60 days from the date you receive notification or 60 days from the date your coverage ends to elect COBRA coverage, whichever is later. You will then have an additional 45 days to pay the cost of your COBRA coverage, retroactive to the date your Plan coverage ended.

During the 60-day election period, the Plan will, only in response to a request from a provider, inform that provider of your right to elect COBRA coverage, retroactive to the date your COBRA eligibility began.

While you are a participant in the medical Plan under COBRA, you have the right to change your coverage election:

•	during Open Enrollment; and

•	following a change in family status, as described under Changing Your Coverage in Section 2, Introduction.

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Notification Requirements

If your covered Dependents lose coverage due to divorce, legal separation, or loss of Dependent status, you or your Dependents must notify the Plan Administrator within 60 days of the latest of:

•	the date of the divorce, legal separation or an enrolled Dependent’s loss of eligibility as an enrolled Dependent;

•	the date your enrolled Dependent would lose coverage under the Plan; or

•	the date on which you or your enrolled Dependent are informed of your obligation to provide notice and the procedures for providing such notice.

You or your Dependents must also notify the Plan Administrator when a qualifying event occurs that will extend continuation coverage.

If you or your Dependents fail to notify the Plan Administrator of these events within the 60 day period, the Plan Administrator is not obligated to provide continued coverage to the affected Qualified Beneficiary. If you are continuing coverage under federal law, you must notify the Plan Administrator within 60 days of the birth or adoption of a child.

Once you have notified the Plan Administrator, you will then be notified by mail of your election rights under COBRA.

Notification Requirements for Disability Determination

If you extend your COBRA coverage beyond 18 months because you are eligible for disability benefits from Social Security, you must provide Human Resources with notice of the Social Security Administration’s determination within 60 days after you receive that determination, and before the end of your initial 18-month continuation period.

The notice requirements will be satisfied by providing written notice to the Plan Administrator at the address stated in Section 15, Important Administrative Information: ERISA. The contents of the notice must be such that the Plan Administrator is able to determine the covered Employee and qualified beneficiary(ies), the qualifying event or disability, and the date on which the qualifying event occurred.

Trade Act of 2002

The Trade Act of 2002 amended COBRA to provide for a special second 60-day COBRA election period for certain Participants who have experienced a termination or reduction of hours and who lose group health plan coverage as a result. The special second COBRA election period is available only to a very limited group of individuals: generally, those who are receiving trade adjustment assistance (TAA) or ‘alternative trade adjustment assistance’ under a federal law called the Trade Act of 1974. These Participants are entitled to a second opportunity to elect COBRA coverage for themselves and certain family members (if they did not already elect COBRA coverage), but only within a limited period of 60 days from the first day of the month when an individual begins receiving TAA (or would be eligible to receive TAA but for the requirement that unemployment benefits be exhausted) and only during the six months immediately after their group health plan coverage ended.

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If a Participant qualifies or may qualify for assistance under the Trade Act of 1974, he or she should contact the Plan Administrator for additional information. The Participant must contact the Plan Administrator promptly after qualifying for assistance under the Trade Act of 1974 or the Participant will lose his or her special COBRA rights. COBRA coverage elected during the special second election period is not retroactive to the date that Plan coverage was lost, but begins on the first day of the special second election period.

When COBRA Ends

COBRA coverage will end before the maximum continuation period shown above if:

•

you or your covered Dependent becomes covered under another group medical plan, as long as the other plan doesn’t limit your coverage due to a preexisting condition; or if the other plan does exclude coverage due to your preexisting condition, your COBRA benefits would end when the exclusion period ends;

•	you or your covered Dependent becomes entitled to, and enrolls in, Medicare after electing COBRA;

•	the first required premium is not paid within 45 days;

•	any other monthly premium is not paid within 30 days of its due date;

•	the entire Plan ends; or

•	coverage would otherwise terminate under the Plan as described in the beginning of this section.

Note: If you selected continuation coverage under a prior plan which was then replaced by coverage under this Plan, continuation coverage will end as scheduled under the prior plan or in accordance with the terminating events listed in this section, whichever is earlier.

Uniformed Services Employment and Reemployment Rights Act

A Participant who is absent from employment for more than 30 days by reason of service in the Uniformed Services may elect to continue Plan coverage for the Participant and the Participant’s Dependents in accordance with the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended (USERRA).

The terms “Uniformed Services” or “Military Service” mean the Armed Forces, the Army National Guard and the Air National Guard when engaged in active duty for training, inactive duty training, or full-time National Guard duty, the commissioned corps of the Public Health Service, and any other category of persons designated by the President in time of war or national emergency.

If qualified to continue coverage pursuant to the USERRA, Participants may elect to continue coverage under the Plan by notifying the Plan Administrator in advance, and providing payment of any required contribution for the health coverage. This may include the amount the Plan Administrator normally pays on a Participant’s behalf. If a Participant’s Military Service is for a period of time less than 31 days, the Participant may not be required to pay more than the regular contribution amount, if any, for continuation of health coverage.

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A Participant may continue Plan coverage under USERRA for up to the lesser of:

•	the 24 month period beginning on the date of the Participant’s absence from work; or

•	the day after the date on which the Participant fails to apply for, or return to, a position of employment.

Regardless of whether a Participant continues health coverage, if the Participant returns to a position of employment, the Participant’s health coverage and that of the Participant’s eligible Dependents will be reinstated under the Plan. No exclusions or waiting period may be imposed on a Participant or the Participant’s eligible Dependents in connection with this reinstatement, unless a Sickness or Injury is determined by the Secretary of Veterans Affairs to have been incurred in, or aggravated during, the performance of military service.

You should call the Plan Administrator if you have questions about your rights to continue health coverage under USERRA.

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SECTION 13 - OTHER IMPORTANT INFORMATION

What this section includes:

•	Court-ordered Benefits for Dependent children;

•	Your relationship with UnitedHealthcare and Kansas City Life Insurance Company;

•	Relationships with providers;

•	Interpretation of Benefits;

•	Information and records;

•	Incentives to providers and you;

•	The future of the Plan; and

•	How to access the official Plan documents.

Qualified Medical Child Support Orders (QMCSOs)

A qualified medical child support order (QMCSO) is a judgment, decree or order issued by a court or appropriate state agency that requires a child to be covered for medical benefits. Generally, a QMCSO is issued as part of a paternity, divorce, or other child support settlement.

If the Plan receives a medical child support order for your child that instructs the Plan to cover the child, the Plan Administrator will review it to determine if it meets the requirements for a QMCSO. If it determines that it does, your child will be enrolled in the Plan as your Dependent, and the Plan will be required to pay Benefits as directed by the order.

You may obtain, without charge, a copy of the procedures governing QMCSOs from the Plan Administrator.

Note: A National Medical Support Notice will be recognized as a QMCSO if it meets the requirements of a QMCSO.

Your Relationship with UnitedHealthcare and Kansas City Life Insurance Company

In order to make choices about your health care coverage and treatment, Kansas City Life Insurance Company believes that it is important for you to understand how UnitedHealthcare interacts with the Plan Sponsor’s benefit Plan and how it may affect you. UnitedHealthcare helps administer the Plan Sponsor’s benefit Plan in which you are enrolled. UnitedHealthcare does not provide medical services or make treatment decisions. This means:

•	Kansas City Life Insurance Company and UnitedHealthcare do not decide what care you need or will receive. You and your Physician make those decisions;

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•

UnitedHealthcare communicates to you decisions about whether the Plan will cover or pay for the health care that you may receive (the Plan pays for Covered Health Services, which are more fully described in this SPD); and

•	the Plan may not pay for all treatments you or your Physician may believe are necessary. If the Plan does not pay, you will be responsible for the cost.

Kansas City Life Insurance Company and UnitedHealthcare may use individually identifiable information about you to identify for you (and you alone) procedures, products or services that you may find valuable. Kansas City Life Insurance Company and UnitedHealthcare will use individually identifiable information about you as permitted or required by law, including in our operations and in our research. Kansas City Life Insurance Company and UnitedHealthcare will use de-identified data for commercial purposes including research.

Relationship with Providers

The relationships between Kansas City Life Insurance Company, UnitedHealthcare and Network providers are solely contractual relationships between independent contractors. Network providers are not Kansas City Life Insurance Company’s agents or employees, nor are they agents or employees of UnitedHealthcare. Kansas City Life Insurance Company and any of its employees are not agents or employees of Network providers, nor are UnitedHealthcare and any of its employees agents or employees of Network providers.

Kansas City Life Insurance Company and UnitedHealthcare do not provide health care services or supplies, nor do they practice medicine. Instead, Kansas City Life Insurance Company and UnitedHealthcare arranges for health care providers to participate in a Network and pay Benefits. Network providers are independent practitioners who run their own offices and facilities. UnitedHealthcare’s credentialing process confirms public information about the providers’ licenses and other credentials, but does not assure the quality of the services provided. They are not Kansas City Life Insurance Company’s employees nor are they employees of UnitedHealthcare. Kansas City Life Insurance Company and UnitedHealthcare do not have any other relationship with Network providers such as principal-agent or joint venture. Kansas City Life Insurance Company and UnitedHealthcare are not liable for any act or omission of any provider.

UnitedHealthcare is not considered to be an employer of the Plan Administrator for any purpose with respect to the administration or provision of benefits under this Plan.

Kansas City Life Insurance Company and the Plan Administrator are solely responsible for:

•	enrollment and classification changes (including classification changes resulting in your enrollment or the termination of your coverage);

•	the timely payment of Benefits; and

•	notifying you of the termination or modifications to the Plan.

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Your Relationship with Providers

The relationship between you and any provider is that of provider and patient. Your provider is solely responsible for the quality of the services provided to you. You:

•	are responsible for choosing your own provider;

•

are responsible for paying, directly to your provider, any amount identified as a member responsibility, including Copayments, Coinsurance, any Annual Deductible and any amount that exceeds Eligible Expenses;

•	are responsible for paying, directly to your provider, the cost of any non-Covered Health Service;

•	must decide if any provider treating you is right for you (this includes Network providers you choose and providers to whom you have been referred); and

•	must decide with your provider what care you should receive.

Interpretation of Benefits

Kansas City Life Insurance Company and UnitedHealthcare have the sole and exclusive discretion to:

•	interpret Benefits under the Plan;

•	interpret the other terms, conditions, limitations and exclusions of the Plan, including this SPD and any Riders and/or Amendments; and

•	make factual determinations related to the Plan and its Benefits.

Kansas City Life Insurance Company and UnitedHealthcare may delegate this discretionary authority to other persons or entities that provide services in regard to the administration of the Plan.

In certain circumstances, for purposes of overall cost savings or efficiency, Kansas City Life Insurance Company may, in its discretion, offer Benefits for services that would otherwise not be Covered Health Services. The fact that Kansas City Life Insurance Company does so in any particular case shall not in any way be deemed to require Kansas City Life Insurance Company to do so in other similar cases.

Information and Records

Kansas City Life Insurance Company and UnitedHealthcare may use your individually identifiable health information to administer the Plan and pay claims, to identify procedures, products, or services that you may find valuable, and as otherwise permitted or required by law. Kansas City Life Insurance Company and UnitedHealthcare may request additional information from you to decide your claim for Benefits. Kansas City Life Insurance Company and UnitedHealthcare will keep this information confidential. Kansas City Life Insurance Company and the Claims Administrator may also use your de-identified data for commercial purposes, including research, as permitted by law.

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By accepting Benefits under the Plan, you authorize and direct any person or institution that has provided services to you to furnish Kansas City Life Insurance Company and UnitedHealthcare with all information or copies of records relating to the services provided to you. Kansas City Life Insurance Company and UnitedHealthcare have the right to request this information at any reasonable time. This applies to all Covered Persons, including Enrolled Dependents whether or not they have signed the Participant’s enrollment form. Kansas City Life Insurance Company and UnitedHealthcare agree that such information and records will be considered confidential.

Kansas City Life Insurance Company and UnitedHealthcare have the right to release any and all records concerning health care services which are necessary to implement and administer the terms of the Plan, for appropriate medical review or quality assessment, or as Kansas City Life Insurance Company is required to do by law or regulation. During and after the term of the Plan, Kansas City Life Insurance Company and UnitedHealthcare and its related entities may use and transfer the information gathered under the Plan in a de-identified format for commercial purposes, including research and analytic purposes.

For complete listings of your medical records or billing statements Kansas City Life Insurance Company recommends that you contact your health care provider. Providers may charge you reasonable fees to cover their costs for providing records or completing requested forms.

If you request medical forms or records from UnitedHealthcare, they also may charge you reasonable fees to cover costs for completing the forms or providing the records.

In some cases, Kansas City Life Insurance Company and UnitedHealthcare will designate other persons or entities to request records or information from or related to you, and to release those records as necessary. Our designees have the same rights to this information as does the Plan Administrator.

Incentives to Providers

Network providers may be provided financial incentives by UnitedHealthcare to promote the delivery of health care in a cost efficient and effective manner. These financial incentives are not intended to affect your access to health care.

Examples of financial incentives for Network providers are:

•	bonuses for performance based on factors that may include quality, member satisfaction, and/or cost-effectiveness; or

•

a practice called capitation which is when a group of Network providers receives a monthly payment from UnitedHealthcare for each Covered Person who selects a Network provider within the group to perform or coordinate certain health services. The Network providers receive this monthly payment regardless of whether the cost of providing or arranging to provide the Covered Person’s health care is less than or more than the payment.

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If you have any questions regarding financial incentives you may contact the telephone number on your ID card. You can ask whether your Network provider is paid by any financial incentive, including those listed above; however, the specific terms of the contract, including rates of payment, are confidential and cannot be disclosed. In addition, you may choose to discuss these financial incentives with your Network provider.

Incentives to You

Sometimes you may be offered coupons or other incentives to encourage you to participate in various wellness programs or certain disease management programs. The decision about whether or not to participate is yours alone but Kansas City Life Insurance Company recommends that you discuss participating in such programs with your Physician. These incentives are not Benefits and do not alter or affect your Benefits. You may call the number on the back of your ID card if you have any questions.

Rebates and Other Payments

Kansas City Life Insurance Company and UnitedHealthcare may receive rebates for certain drugs that are administered to you in a Physician’s office, or at a Hospital or Alternate Facility. This includes rebates for those drugs that are administered to you before you meet your Annual Deductible. Kansas City Life Insurance Company and UnitedHealthcare do not pass these rebates on to you, nor are they applied to your Annual Deductible or taken into account in determining your Copays or Coinsurance.

Workers’ Compensation Not Affected

Benefits provided under the Plan do not substitute for and do not affect any requirements for coverage by workers’ compensation insurance.

Future of the Plan

Although the Company expects to continue the Plan indefinitely, it reserves the right to discontinue, alter or modify the Plan in whole or in part, at any time and for any reason, at its sole determination.

The Company’s decision to terminate or amend a Plan may be due to changes in federal or state laws governing employee benefits, the requirements of the Internal Revenue Code or Employee Retirement Income Security Act of 1974 (ERISA), or any other reason. A plan change may transfer plan assets and debts to another plan or split a plan into two or more parts. If the Company does change or terminate a plan, it may decide to set up a different plan providing similar or different benefits.

If this Plan is terminated, Covered Persons will not have the right to any other Benefits from the Plan, other than for those claims incurred prior to the date of termination, or as otherwise provided under the Plan. In addition, if the Plan is amended, Covered Persons may be subject to altered coverage and Benefits.

The amount and form of any final benefit you receive will depend on any Plan document or contract provisions affecting the Plan and Company decisions. After all Benefits have been paid and other requirements of the law have been met, certain remaining Plan assets will be turned over to the Company and others as may be required by any applicable law.

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Plan Document

This Summary Plan Description (SPD) represents an overview of your Benefits. In the event there is a discrepancy between the SPD and the official plan document, the plan document will govern. Copies of these documents, as well as the latest summary annual reports of Plan operations and Plan descriptions as filed with the Internal Revenue Service and the U.S. Department of Labor, are available for your inspection during regular business hours in the office of the Plan Administrator. You (or your personal representative) may obtain a copy of these documents by written request to the Plan Administrator, for a nominal charge.

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SECTION 14 - GLOSSARY

What this section includes:

•	Definitions of terms used throughout this SPD.

Many of the terms used throughout this SPD may be unfamiliar to you or have a specific meaning with regard to the way the Plan is administered and how Benefits are paid. This section defines terms used throughout this SPD, but it does not describe the Benefits provided by the Plan.

Addendum – any attached written description of additional or revised provisions to the Plan. The benefits and exclusions of this SPD and any amendments thereto shall apply to the Addendum except that in the case of any conflict between the Addendum and SPD and/or Amendments to the SPD, the Addendum shall be controlling.

Alternate Facility – a health care facility that is not a Hospital and that provides one or more of the following services on an outpatient basis, as permitted by law:

•	surgical services;

•	Emergency Health Services; or

•	rehabilitative, laboratory, diagnostic or therapeutic services.

An Alternate Facility may also provide Mental Health or Substance Abuse Services on an outpatient basis or inpatient basis.

Amendment – any attached written description of additional or alternative provisions to the Plan. Amendments are effective only when distributed by the Plan Sponsor or the Plan Administrator. Amendments are subject to all conditions, limitations and exclusions of the Plan, except for those that the amendment is specifically changing.

Annual Deductible (or Deductible) – the amount you must pay for Covered Health Services in a calendar year before the Plan will begin paying Benefits in that calendar year. The Deductible is shown in the first table in Section 5, Plan Highlights.

Benefits – Plan payments for Covered Health Services, subject to the terms and conditions of the Plan and any Addendums and/or Amendments.

Body Mass Index (BMI) – a calculation used in obesity risk assessment which uses a person’s weight and height to approximate body fat.

BMI – see Body Mass Index (BMI).

Cancer Resource Services (CRS) – a program administered by UnitedHealthcare or its affiliates made available to you by Kansas City Life Insurance Company. The CRS program provides:

•	specialized consulting services to Participants and enrolled Dependents with cancer;

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•	access to cancer centers with expertise in treating specific forms of cancer – even the most rare and complex conditions; and

•	guidance for the patient on the prescribed plan of care and the potential side effects of radiation and chemotherapy.

CHD – see Congenital Heart Disease (CHD).

Chiropractic Treatment – the therapeutic application of chiropractic manipulative treatment with or without ancillary physiologic treatment and/or rehabilitative methods rendered to restore/improve motion, reduce pain and improve function in the management of an identifiable neuromusculoskeletal condition.

Claims Administrator – UnitedHealthcare (also known as United HealthCare Insurance Company) and its affiliates, who provide certain claim administration services for the Plan.

Clinical Trial – a scientific study designed to identify new health services that improve health outcomes. In a Clinical Trial, two or more treatments are compared to each other and the patient is not allowed to choose which treatment will be received.

COBRA – see Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA).

Coinsurance – the percentage of Eligible Expenses you are required to pay for certain Covered Health Services as described in Section 3, How the Plan Works.

Company – Kansas City Life Insurance Company.

Congenital Anomaly – a physical developmental defect that is present at birth and is identified within the first twelve months of birth.

Congenital Heart Disease (CHD) – any structural heart problem or abnormality that has been present since birth. Congenital heart defects may:

•	be passed from a parent to a child (inherited);

•	develop in the fetus of a woman who has an infection or is exposed to radiation or other toxic substances during her Pregnancy; or

•	have no known cause.

Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) – a federal law that requires employers to offer continued health insurance coverage to certain employees and their dependents whose group health insurance has been terminated.

Continuous Creditable Coverage – health care coverage under any of the types of plans listed below, during which there was no break in coverage of 63 consecutive days or more:

•	a group health plan;

•	health insurance coverage;

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•	Medicare;

•	Medicaid;

•	medical and dental care for members and certain former members of the uniformed services, and for their dependents;

•	a medical care program of the Indian Health Services Program or a tribal organization;

•	a state health benefits risk pool;

•	The Federal Employees Health Benefits Program;

•	The State Children’s Health Insurance Program (S-CHIP);

•	health plans established and maintained by foreign governments or political subdivisions and by the U.S. government;

•	any public health benefit program provided by a state, county, or other political subdivision of a state; or

•	a health benefit plan under the Peace Corps Act.

If you or your eligible Dependents were covered by any of the above plans before first becoming covered by this Plan, you should have received a Certificate of Creditable Coverage when that plan’s coverage ended.

Copayment (or Copay) – the set dollar amount you are required to pay for certain Covered Health Services as described in Section 3, How the Plan Works.

Cosmetic Procedures – procedures or services that change or improve appearance without significantly improving physiological function, as determined by the Claims Administrator. Reshaping a nose with a prominent bump is a good example of a Cosmetic Procedure because appearance would be improved, but there would be no improvement in function like breathing.

Cost-Effective – the least expensive equipment that performs the necessary function. This term applies to Durable Medical Equipment and prosthetic devices.

Covered Health Services – those health services, including services, supplies or Pharmaceutical Products, which Kansas City Life Insurance Company determines to be:

•	provided for the purpose of preventing, diagnosing or treating Sickness, Injury, Mental Illness, substance abuse, or their symptoms;

•	consistent with nationally recognized scientific evidence as available, and prevailing medical standards and clinical guidelines as described below;

•	not provided for the convenience of the Covered Person, Physician, facility or any other person;

•	included in Sections 5 and 6, Plan Highlights and Additional Coverage Details;

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•	provided to a Covered Person who meets the Plan’s eligibility requirements, as described under Eligibility in Section 2, Introduction; and

•	not identified in Section 8, Exclusions.

In applying the above definition, “scientific evidence” and “prevailing medical standards” have the following meanings:

•

“scientific evidence” means the results of controlled Clinical Trials or other studies published in peer-reviewed, medical literature generally recognized by the relevant medical specialty community; and

•

“prevailing medical standards and clinical guidelines” means nationally recognized professional standards of care including, but not limited to, national consensus statements, nationally recognized clinical guidelines, and national specialty society guidelines.

The Claims Administrator maintains clinical protocols that describe the scientific evidence, prevailing medical standards and clinical guidelines supporting its determinations regarding specific services. You can access these clinical protocols (as revised from time to time) on www.myuhc.com or by calling the number on the back of your ID card. This information is available to Physicians and other health care professionals on UnitedHealthcareOnline.

Covered Person – either the Participant or an enrolled Dependent only while enrolled and eligible for Benefits under the Plan. References to “you” and “your” throughout this SPD are references to a Covered Person.

CRS – see Cancer Resource Services (CRS).

Custodial Care – services that do not require special skills or training and that:

•

provide assistance in activities of daily living (including but not limited to feeding, dressing, bathing, ostomy care, incontinence care, checking of routine vital signs, transferring and ambulating);

•	do not seek to cure, or which are provided during periods when the medical condition of the patient who requires the service is not changing; or

•	do not require continued administration by trained medical personnel in order to be delivered safely and effectively.

Deductible – see Annual Deductible.

Dependent – an individual who meets the eligibility requirements specified in the Plan, as described under Eligibility in Section 2, Introduction. A Dependent does not include anyone who is also enrolled as a Participant. No one can be a Dependent of more than one Participant.

Designated Facility – a facility that has entered into an agreement with the Claims Administrator or with an organization contracting on behalf of the Plan, to provide Covered Health Services for the treatment of specified diseases or conditions. A Designated Facility may or may not be located within your geographic area.

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To be considered a Designated Facility, a facility must meet certain standards of excellence and have a proven track record of treating specific conditions.

DME – see Durable Medical Equipment (DME).

Domiciliary Care – living arrangements designed to meet the needs of people who cannot live independently but do not require Skilled Nursing Facility services.

Durable Medical Equipment (DME) – medical equipment that is all of the following:

•	used to serve a medical purpose with respect to treatment of a Sickness, Injury or their symptoms;

•	not disposable;

•	not of use to a person in the absence of a Sickness, Injury or their symptoms;

•	durable enough to withstand repeated use;

•	not implantable within the body; and

•	appropriate for use, and primarily used, within the home.

Eligible Expenses – charges for Covered Health Services that are provided while the Plan is in effect, determined as follows:

For:	Eligible Expenses are Based On:
Network Benefits	Contracted rates with the provider
Non-Network Benefits	•	negotiated rates agreed to by the non-Network provider and either the Claims Administrator or one of its vendors, affiliates or subcontractors.
	•	one of the following:
		•	for Covered Health Services other than Pharmaceutical Products, selected data resources which, in the judgment of the Claims Administrator, represent competitive fees in that geographic area;
•

for Covered Health Services that are Pharmaceutical Products, 100% of the amount that the Centers for Medicare and Medicaid Services (CMS) would have paid under the Medicare program for the drug determined by either:

		•	reference to available CMS schedules; or
		•	methods similar to those used by CMS;

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For:	Eligible Expenses are Based On:
• fee(s) that are negotiated with the provider;
	•	60% of the billed charge; or
	•	A fee schedule that the Claims Administrator develops.

These provisions do not apply if you receive Covered Health Services from a non-Network provider in an Emergency. In that case, Eligible Expenses are the amounts billed by the provider, unless the Claims Administrator negotiates lower rates.

For certain Covered Health Services, you are required to pay a percentage of Eligible Expenses in the form of a Copay and/or Coinsurance.

Eligible Expenses are subject to the Claims Administrator’s reimbursement policy guidelines. You may request a copy of the guidelines related to your claim from the Claims Administrator.

Emergency – a serious medical condition or symptom resulting from Injury, Sickness or Mental Illness, or substance abuse which:

•	arises suddenly; and

•	in the judgment of a reasonable person, requires immediate care and treatment, generally received within 24 hours of onset, to avoid jeopardy to life or health.

Emergency Health Services – health care services and supplies necessary for the treatment of an Emergency.

Employee Retirement Income Security Act of 1974 (ERISA) – the federal legislation that regulates retirement and employee welfare benefit programs maintained by employers and unions.

Employer – Kansas City Life Insurance Company.

EOB – see Explanation of Benefits (EOB).

ERISA – see Employee Retirement Income Security Act of 1974 (ERISA).

Experimental or Investigational Services – medical, surgical, diagnostic, psychiatric, substance abuse or other health care services, technologies, supplies, treatments, procedures, drug therapies, medications or devices that, at the time UnitedHealthcare and Kansas City Life Insurance Company make a determination regarding coverage in a particular case, are determined to be any of the following:

•

not approved by the U.S. Food and Drug Administration (FDA) to be lawfully marketed for the proposed use and not identified in the American Hospital Formulary Service or the United States Pharmacopoeia Dispensing Information as appropriate for the proposed use;

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•

subject to review and approval by any institutional review board for the proposed use (Devices which are FDA approved under the Humanitarian Use Device exemption are not considered to be Experimental or Investigational); or

•

the subject of an ongoing Clinical Trial that meets the definition of a Phase 1, 2 or 3 Clinical Trial set forth in the FDA regulations, regardless of whether the trial is actually subject to FDA oversight.

Exceptions:

•

If you have a life threatening Sickness or condition (one that is likely to cause death within one year of the request for treatment), UnitedHealthcare and Kansas City Life Insurance Company may, at their discretion, consider an otherwise Experimental or Investigational Service to be a Covered Health Service for that Sickness or condition. Prior to such consideration, UnitedHealthcare and Kansas City Life Insurance Company must determine that, although unproven, the service has significant potential as an effective treatment for that Sickness or condition, and that the service would be provided under standards equivalent to those defined by the National Institutes of Health.

Explanation of Benefits (EOB) – a statement provided by UnitedHealthcare to you, your Physician, or another health care professional that explains:

•	the Benefits provided (if any);

•	the allowable reimbursement amounts;

•	Deductibles;

•	Coinsurance;

•	any other reductions taken;

•	the net amount paid by the Plan; and

•	the reason(s) why the service or supply was not covered by the Plan.

Full-time Student – a person who is enrolled in and attending, full-time, a recognized course of study or training at:

•	an accredited high school;

•	an accredited college or university; or

•	a licensed vocational, technical, automotive, or beautician school, or similar training school.

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The educational institution determines what constitutes Full-time Student status. You are no longer a Full-time Student as of the last day of the calendar month you graduate or otherwise cease to be enrolled and in attendance at the institution on a full-time basis.

You continue to be a Full-time Student during periods of regular vacation established by the institution. If you do not continue as a Full-time Student immediately following the period of vacation, the Full-time Student designation will end as described above.

Health Statement(s) – a single, integrated statement that summarizes EOB information by providing detailed content on account balances and claim activity.

Home Health Agency – a program or organization authorized by law to provide health care services in the home.

Hospital – an institution, operated as required by law, which is:

•

primarily engaged in providing health services, on an inpatient basis, for the acute care and treatment of sick or injured individuals. Care is provided through medical, mental health, substance abuse, diagnostic and surgical facilities, by or under the supervision of a staff of Physicians; and

•	has 24 hour nursing services.

A Hospital is not primarily a place for rest, Custodial Care or care of the aged and is not a Skilled Nursing Facility, convalescent home or similar institution.

Injury – bodily damage other than Sickness, including all related conditions and recurrent symptoms.

Inpatient Rehabilitation Facility – a Hospital (or a special unit of a Hospital that is designated as an Inpatient Rehabilitation Facility) that provides physical therapy, occupational therapy and/or speech therapy on an inpatient basis, as authorized by law.

Inpatient Stay – an uninterrupted confinement, following formal admission to a Hospital, Skilled Nursing Facility or Inpatient Rehabilitation Facility.

Intermediate Care – Mental Health/Substance Abuse treatment that encompasses the following:

•	is established and operated in accordance with any applicable state law;

•	provides a program of treatment approved by a Physician and the Mental Health/Substance Abuse Administrator;

•	has or maintains a written, specific and detailed regimen requiring full-time residence and full-time participation by the patient;

•	provides at least the following basic services:

•	room and board;

•	evaluation and diagnosis;

•	counseling; and

•	referral and orientation to specialized community resources;]

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•	care at a partial Hospital/day treatment program, which is a freestanding or Hospital-based program that provides services for at least 20 hours per week; and

•

care through an intensive outpatient program, which is a freestanding or Hospital-based program that provides services for at least nine hours per week. This encompasses half-day (i.e. less than four hours per day) partial Hospital programs.

Intermittent Care – skilled nursing care that is provided or needed either:

•	fewer than seven days each week; or

•	fewer than eight hours each day for periods of 21 days or less.

Exceptions may be made in special circumstances when the need for additional care is finite and predictable.

Kidney Resource Services (KRS) – a program administered by UnitedHealthcare or its affiliates made available to you by Kansas City Life Insurance Company. The KRS program provides:

•	specialized consulting services to Participants and enrolled Dependents with ESRD or chronic kidney disease;

•	access to dialysis centers with expertise in treating kidney disease; and

•	guidance for the patient on the prescribed plan of care.

Late Enrollee – a Participant or Dependent who enrolls for coverage under the Plan at a time other than:

•	within 31 days of the date you first become eligible for coverage under the Plan;

•	during an Open Enrollment; or

•	within 31 days of the date you experience a change in family status as described under Changing Your Coverage in Section 2, Introduction.

Lifetime Maximum Benefit – the most the Plan will pay for Benefits during the entire period you are enrolled in this Plan or any other medical plan offered by Kansas City Life Insurance Company. The Lifetime Maximum Benefit is shown in the first table in Section 5, Plan Highlights.

Medicaid – a federal program administered and operated individually by participating state and territorial governments that provides medical benefits to eligible low-income people needing health care. The federal and state governments share the program’s costs.

Medicare – Parts A, B, C and D of the insurance program established by Title XVIII, United States Social Security Act, as amended by 42 U.S.C. Sections 1394, et seq. and as later amended.

Mental Health Services – Covered Health Services for the diagnosis and treatment of Mental Illnesses. The fact that a condition is listed in the current Diagnostic and Statistical Manual of Mental Disorders does not mean that treatment for the condition is a Covered Health Service.

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Mental Health/Substance Abuse (MH/SA) Administrator – the organization or individual designated by Kansas City Life Insurance Company who provides or arranges Mental Health and Substance Abuse Services under the Plan.

Mental Illness – mental health or psychiatric diagnostic categories listed in the American Psychiatric Association’s Diagnostic and Statistical Manual of Mental Disorders, unless they are listed in Section 8, Exclusions.

Network – when used to describe a provider of health care services, this means a provider that has a participation agreement in effect (either directly or indirectly) with the Claims Administrator or with its affiliate to participate in the Network; however, this does not include those providers who have agreed to discount their charges for Covered Health Services by way of their participation in the Shared Savings Program. The Claims Administrator’s affiliates are those entities affiliated with the Claims Administrator through common ownership or control with the Claims Administrator or with the Claims Administrator’s ultimate corporate parent, including direct and indirect subsidiaries.

A provider may enter into an agreement to provide only certain Covered Health Services, but not all Covered Health Services, or to be a Network provider for only some products. In this case, the provider will be a Network provider for the Covered Health Services and products included in the participation agreement, and a non-Network provider for other Covered Health Services and products. The participation status of providers will change from time to time.

Network Benefits – description of how Benefits are paid for Covered Health Services provided by Network provider. Refer to Section 5, Plan Highlights for details about how Network Benefits apply.

Non-Network Benefits – description of how Benefits are paid for Covered Health Services provided by non-Network providers. Refer to Section 5, Plan Highlights for details about how Non-Network Benefits apply.

Open Enrollment – the period of time, determined by Kansas City Life Insurance Company, during which eligible Participants may enroll themselves and their Dependents under the Plan. Kansas City Life Insurance Company determines the period of time that is the Open Enrollment period.

Out-of-Pocket Maximum – the maximum amount you pay every calendar year. Refer to Section 5, Plan Highlights for the Out-of-Pocket Maximum amount. See Section 3, How the Plan Works for a description of how the Out-of-Pocket Maximum works.

Participant – a full-time Participant of the Employer who meets the eligibility requirements specified in the Plan, as described under Eligibility in Section 2, Introduction. A Participant must live and/or work in the United States.

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Personal Health Support – programs provided by the Claims Administrator that focus on prevention, education, and closing the gaps in care designed to encourage an efficient system of care for you and your covered Dependents.

Personal Health Support Nurse – the primary nurse that UnitedHealthcare may assign to you if you have a chronic or complex health condition. If a Personal Health Support Nurse is assigned to you, this nurse will call you to assess your progress and provide you with information and education.

Pharmaceutical Products – FDA-approved prescription pharmaceutical products administered in connection with a Covered Health Service by a Physician or other health care provider within the scope of the provider’s license, and not otherwise excluded under the Plan.

Physician – any Doctor of Medicine or Doctor of Osteopathy who is properly licensed and qualified by law.

Please note: Any podiatrist, dentist, psychologist, chiropractor, optometrist or other provider who acts within the scope of his or her license will be considered on the same basis as a Physician. The fact that a provider is described as a Physician does not mean that Benefits for services from that provider are available to you under the Plan.

Plan – The Kansas City Life Employee Medical Plan.

Plan Administrator – Kansas City Life Insurance Company or its designee.

Plan Sponsor – Kansas City Life Insurance Company.

Preexisting Condition – any Sickness or that is identified by the Plan Administrator as having been diagnosed or treated, or for which prescriptions drugs were prescribed or taken within the six months before coverage under this Plan begins (or the first day of any waiting period, if earlier). A Preexisting Condition does not include Pregnancy. Genetic information is not an indicator of a Preexisting Condition, if there is not a diagnosis of a condition related to the genetic information.

If you have Continuous Creditable Coverage, you or your Dependent will be eligible to receive Plan Benefits for a Preexisting Condition. Continuous Creditable Coverage is defined in this section.

Pregnancy – includes prenatal care, postnatal care, childbirth, and any complications associated with Pregnancy.

Primary Physician – a Physician who has a majority of his or her practice in general pediatrics, internal medicine, obstetrics/gynecology, family practice or general medicine.

Reconstructive Procedure – a procedure performed to address a physical impairment where the expected outcome is restored or improved function. The primary purpose of a Reconstructive Procedure is either to treat a medical condition or to improve or restore physiologic function. Reconstructive Procedures include surgery or other procedures which

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are associated with an Injury, Sickness or Congenital Anomaly. The primary result of the procedure is not changed or improved physical appearance. The fact that a person may suffer psychologically as a result of the impairment does not classify surgery or any other procedure done to relieve the impairment as a Reconstructive Procedure.

Retired Employee – an Employee who retires while covered under the Plan.

Semi-private Room – a room with two or more beds. When an Inpatient Stay in a Semi-private Room is a Covered Health Service, the difference in cost between a Semi-private Room and a private room is a benefit only when a private room is necessary in terms of generally accepted medical practice, or when a Semi-private Room is not available.

Shared Savings Program – the Shared Savings Program provides access to discounts from non-Network Physicians who participate in that program. UnitedHealthcare will use the Shared Savings Program to pay claims when doing so will lower Eligible Expenses. While UnitedHealthcare might negotiate lower Eligible Expenses for Non-Network Benefits, the Coinsurance will stay the same as described in Section 5, Plan Highlights.

UnitedHealthcare does not credential the Shared Savings Program providers and the Shared Savings Program providers are not Network providers. Accordingly, in benefit plans that have both Network and non-Network levels of Benefits, Benefits for Covered Health Services provided by Shared Savings Program providers will be paid at the non-Network Benefit level (except in situations when Benefits for Covered Health Services provided by non-Network providers are payable at Network Benefit levels, as in the case of Emergency Health Services). When UnitedHealthcare uses the Shared Savings Program to pay a claim, the patient responsibility is limited to Coinsurance calculated on the contracted rate paid to the provider, in addition to any required Annual Deductible.

Sickness – physical illness, disease or Pregnancy. The term Sickness as used in this SPD does not include Mental Illness or substance abuse, regardless of the cause or origin of the Mental Illness or substance abuse.

Skilled Care – skilled nursing, teaching, and rehabilitation services when:

•	they are delivered or supervised by licensed technical or professional medical personnel in order to obtain the specified medical outcome and provide for the safety of the patient;

•	a Physician orders them;

•	they are not delivered for the purpose of assisting with activities of daily living, including, but not limited to, dressing, feeding, bathing or transferring from a bed to a chair;

•	they require clinical training in order to be delivered safely and effectively; and

•	they are not Custodial Care, as defined in this section.

Skilled Nursing Facility – a nursing facility that is licensed and operated as required by law. A Skilled Nursing Facility that is part of a Hospital is considered a Skilled Nursing Facility for purposes of the Plan.

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Specialist Physician – a Physician who has a majority of his or her practice in areas other than general pediatrics, internal medicine, obstetrics/gynecology, family practice or general medicine.

Spouse – an individual to whom you are legally married.

Substance Abuse Services – Covered Health Services for the diagnosis and treatment of alcoholism and substance abuse disorders that are listed in the current Diagnostic and Statistical Manual of Mental Disorders, unless those services are specifically excluded.

Total Disability – a Participant’s inability to perform all substantial job duties because of physical or mental impairment, or a Dependent’s or retired person’s inability to perform the normal activities of a person of like age and gender.

Transitional Care – Mental Health/Substance Abuse Services that are provided through transitional living facilities, group homes and supervised apartments that provide 24-hour supervision that are either:

•

sober living arrangements such as drug-free housing, alcohol/drug halfway houses. These are transitional, supervised living arrangements that provide stable and safe housing, an alcohol/drug-free environment and support for recovery. A sober living arrangement may be utilized as an adjunct to ambulatory treatment when treatment doesn’t offer the intensity and structure needed to assist the Covered Person with recovery.

•

supervised living arrangement which are residences such as transitional living facilities, group homes and supervised apartments that provide members with stable and safe housing and the opportunity to learn how to manage their activities of daily living. Supervised living arrangements may be utilized as an adjunct to ambulatory treatment when treatment doesn’t offer the intensity and structure needed to assist the Covered Person with recovery.

UnitedHealth Premium Program – a program that identifies network Physicians or facilities that have been designated as a UnitedHealth Premium Program Physician or facility for certain medical conditions.

To be designated as a UnitedHealth Premium provider, Physicians and facilities must meet program criteria. The fact that a Physician or facility is a Network Physician or facility does not mean that it is a UnitedHealth Premium Program Physician or facility.

Unproven Services – health services, including medications that are determined not to be effective for treatment of the medical condition and/or not to have a beneficial effect on health outcomes due to insufficient and inadequate clinical evidence from well-conducted randomized controlled trials or cohort studies in the prevailing published peer-reviewed medical literature:

•	Well-conducted randomized controlled trials are two or more treatments compared to each other, with the patient not being allowed to choose which treatment is received.

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•

Well-conducted cohort studies are studies in which patients who receive study treatment are compared to a group of patients who receive standard therapy. The comparison group must be nearly identical to the study treatment group.

UnitedHealthcare has a process by which it compiles and reviews clinical evidence with respect to certain health services. From time to time, UnitedHealthcare issues medical and drug policies that describe the clinical evidence available with respect to specific health care services. These medical and drug policies are subject to change without prior notice. You can view these policies at www.myuhc.com.

Please note:

•

If you have a life threatening Sickness or condition (one that is likely to cause death within one year of the request for treatment), UnitedHealthcare and Kansas City Life Insurance Company may, at their discretion, consider an otherwise Unproven Service to be a Covered Health Service for that Sickness or condition. Prior to such a consideration, UnitedHealthcare and Kansas City Life Insurance Company must first establish that there is sufficient evidence to conclude that, albeit unproven, the service has significant potential as an effective treatment for that Sickness or condition, and that the service would be provided under standards equivalent to those defined by the National Institutes of Health.

•

UnitedHealthcare and Kansas City Life Insurance Company may, in their discretion, consider an otherwise Unproven Service to be a Covered Health Service for a Covered Person with a Sickness or Injury that is not life-threatening. For that to occur, all of the following conditions must be met:

•	If the service is one that requires review by the U.S. Food and Drug Administration (FDA), it must be FDA-approved.

•	It must be performed by a Physician and in a facility with demonstrated experience and expertise.

•

The Covered Person must consent to the procedure acknowledging that UnitedHealthcare and Kansas City Life Insurance Company do not believe that sufficient clinical evidence has been published in peer-reviewed medical literature to conclude that the service is safe and/or effective.

•

At least two studies must be available in published peer-reviewed medical literature that would allow UnitedHealthcare and Kansas City Life Insurance Company to conclude that the service is promising but unproven.

•	The service must be available from a Network Physician and/or a Network facility.

The decision about whether such a service can be deemed a Covered Health Service is solely at UnitedHealthcare and Kansas City Life Insurance Company’s discretion. Other apparently similar promising but unproven services may not qualify.

Urgent Care – treatment of an unexpected Sickness or Injury that is not life-threatening but requires outpatient medical care that cannot be postponed. An urgent situation requires prompt medical attention to avoid complications and unnecessary suffering, such as high fever, a skin rash, or an ear infection.

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Urgent Care Center – a facility that provides Urgent Care services, as previously defined in this section. In general, Urgent Care Centers:

•	do not require an appointment;

•	are open outside of normal business hours, so you can get medical attention for minor illnesses that occur at night or on weekends; and

•	provide an alternative if you need immediate medical attention, but your Physician cannot see you right away.

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SECTION 15 - IMPORTANT ADMINISTRATIVE INFORMATION: ERISA

What this section includes:

•	Plan administrative information, including your rights under ERISA.

This section includes information on the administration of the medical Plan, as well as information required of all Summary Plan Descriptions by ERISA as defined in Section 14, Glossary. While you may not need this information for your day-to-day participation, it is information you may find important.

Plan Sponsor and Administrator

Kansas City Life Insurance Company is the Plan Sponsor and Plan Administrator of the Kansas City Life Employee Medical Plan and has the discretionary authority to interpret the Plan. You may contact the Plan Administrator at:

Plan Administrator – Medical Plan

Kansas City Life Insurance Company

Human Resources

3520 Broadway

Kansas City, MO 64111

(816) 753-7299, extension 8226

Claims Administrator

UnitedHealthcare is the Plan’s Claims Administrator. The role of the Claims Administrator is to handle the day-to-day administration of the Plan’s coverage as directed by the Plan Administrator, through an administrative agreement with the Company. The Claims Administrator shall not be deemed or construed as an employer for any purpose with respect to the administration or provision of Benefits under the Plan Sponsor’s Plan. The Claims Administrator shall not be responsible for fulfilling any duties or obligations of an employer with respect to the Plan Sponsor’s Plan.

You may contact the Claims Administrator by phone at the number on your ID card or in writing at:

United HealthCare Insurance Company

450 Columbus Boulevard

Hartford, CT 06115-0450

Agent for Service of Legal Process

Should it ever be necessary, you or your personal representative may serve legal process on the agent of service for legal process for the Plan. The Plan’s Agent of Service is:

General Counsel

Kansas City Life Insurance Company

3520 Broadway

Kansas City, MO 64111

(816) 753-7000

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Legal process may also be served on the Plan Administrator.

Other Administrative Information

This section of your SPD contains information about how the Plan is administered as required by ERISA.

Type of Administration

The Plan is a self-funded welfare Plan and the administration is provided through one or more third party administrators.

Plan Name:	Kansas City Life Employee Medical Plan
Plan Number:	503
Employer ID:	44-0308260
Plan Type:	Welfare benefits plan
Calendar year:	January 1 – December 31
Plan Administration:	Self-Insured
Source of Plan Contributions:	Employee and Company
Source of Benefits:	Assets of the Company

Your ERISA Rights

As a participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants shall be permitted to:

•	receive information about Plan Benefits;

•

examine, without charge, at the Plan Administrator’s office and at other specified worksites, all plan documents – including pertinent insurance contracts, trust agreements, collective bargaining agreements, summary annual reports, and other documents filed with the Internal Revenue Service or the U.S. Department of Labor, and available at the Public Disclosure Room of the Employee Benefits Security Administration;

•

obtain copies of all Plan documents and other Plan information, including insurance contracts and collective bargaining agreements, and copies of the latest summary annual reports, and updated Summary Plan Descriptions, by writing to the Plan Administrator. The Plan Administrator may make a reasonable charge for copies; and

•	receive a summary annual report of the Plan’s financial activities. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

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You can continue health care coverage for yourself, Spouse or Dependents if there is a loss of coverage under the Plan as a result of a qualifying event. You or your Dependents may have to pay for such coverage. Review this Summary Plan Description and the Plan documents to understand the rules governing your COBRA continuation coverage rights.

You will be provided a certificate of creditable coverage in writing, free of charge, from UnitedHealthcare:

•	when you lose coverage under the Plan;

•	when you become entitled to elect COBRA;

•	when your COBRA coverage ends;

•	if you request a certificate of credible coverage before losing coverage; or

•	if you request a certificate of credible coverage up to 24 months after losing coverage.

You may request a certificate of creditable coverage by calling the toll-free number on your ID card.

If you have creditable coverage from another group health plan, you may receive a reduction or elimination of exclusionary periods of coverage for preexisting conditions under your group health plan. Without evidence of creditable coverage, Plan Benefits for the treatment of a preexisting condition may be excluded for 12 months (18 months for late enrollees) after your enrollment date in your coverage. In addition to creating rights for Plan participants, ERISA imposes duties on the people who are responsible for the operation of the Plan. The people who operate your Plan, who are called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your Employer or any other person may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan Benefit or exercising your rights under ERISA.

If your claim for a Plan Benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. See Section 9, Claims Procedures, for details.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest summary annual report from the Plan, and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent for reasons beyond the control of the Plan Administrator.

If you have a claim for Benefits, which is denied or ignored, in whole or in part, and you have exhausted the administrative remedies available under the Plan, you may file suit in a state or federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order, you may file suit in federal court. If it should happen that the Plan’s fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees; for example, if it finds your claim is frivolous.

If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory, or write to the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W. Washington, DC 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration at (866) 444-3272.

The Plan’s Benefits are administered by Kansas City Life Insurance Company, the Plan Administrator. UnitedHealthcare is the Claims Administrator and processes claims for the Plan and provides appeal services; however, UnitedHealthcare and Kansas City Life Insurance Company are not responsible for any decision you or your Dependents make to receive treatment, services or supplies, whether provided by a Network or non-Network provider. UnitedHealthcare and Kansas City Life Insurance Company are neither liable nor responsible for the treatment, services or supplies provided by Network or non-Network providers.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

Prescription Drug Program

Claims are not handled by United HealthCare - see information below.

The following Prescription Drug Benefits are administered by CVS Caremark.

Copayment

Retail Program

$10 for each generic medication.

$25 for each brand-name medication on the drug list.

$40 for each brand-name medication not on the drug list.

Mail Service Pharmacy

$25 for each generic medication.

$62.50 for each brand-name medication on the drug list.

$100 for each brand-name medication not on the drug list.

Web Services

Register at www.caremark.com to access tools that can help you save money and manage your prescription benefit. To register have your benefit ID card ready.

Customer Care

Call toll-free 1-800-648-2012 or visit www.caremark.com.

PRESCRIPTION DRUG PROGRAM

The Kansas City Life Employee Medical Plan offers prescription drug coverage for all covered persons. Please note that the Plan’s Prescription Drug Program does not provide prescription drug coverage for retirees, retirees’ dependents, and surviving spouses if they are eligible for Medicare.

Covered Prescription Drugs

1.	All drugs prescribed by a physician that require a prescription either by federal or state law, except injectables (other than insulin or epi-pen for allergic reactions) and drugs excluded by the plan.

2.	All compounded prescriptions containing at least one prescription ingredient with a therapeutic quality.

3.	Insulin when prescribed by a physician.

4.	Disposable insulin needles and syringes, if purchased within ninety (90) days of insulin purchase.

5.	Diabetic supplies (blood sugar diagnostics, glucometer strips, lancets, urine test strips).

6.	Tretinoin, all dosage forms (e.g. Retin-A) for covered persons through twenty-five (25) years of age.

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

7.	Prescription oral contraceptives, contraceptive implants (Norplant), diaphragms, and injections.

8.	AIDS-related drugs.

9.	Anabolic steroids.

10.	Fluoride products.

11.	Immunosuppressants.

12.	Prenatal vitamins.

13.	Unit dose drugs

14.	DESI drugs.

LIMITS TO THIS BENEFIT

This benefit applies only when a covered person incurs a covered prescription drug charge. The covered drug charge for any one prescription will be limited to:

1.	Refills only up to the number of times specified by the physician.

2.	Refills up to one year from the date of order by a physician.

EXPENSES NOT COVERED

1.	A drug or medicine that can legally be purchased without a written prescription. This does not apply to injectable insulin.

2.	Devices of any type, even though such devices may require a prescription. These include, but are not limited to: therapeutic devices, artificial appliances, braces, support garments, or any similar device.

3.	Immunization agents or biological sera; blood or blood plasma; or oxygen, including its administration.

4.	A drug or medicine labeled: “Caution – limited by federal law to investigational use.”

5.	Experimental drugs and medicines, even though a charge is made to the covered person.

6.	Any charge for the administration of a covered prescription drug.

7.	Any drug or medicine that is consumed or administered at the place where it is dispensed.

8.	A drug or medicine that is to be taken by the covered person, in whole or in part, while hospital confined. This exclusion applies while being confined in any institution that has a facility for dispensing drugs.

9.	A charge for prescription drugs which may be properly received without charge under local, state or federal programs.

10.	A charge for hypodermic syringes and/or needles, injectables or any prescription directing administration by injection (other than insulin).

11.	A charge for any smoking cessation product, except as provided and limited herein.

12.	A charge for infertility or impotency medication.

13.	A charge for growth hormones (i.e. Humatrope, Protropin) and any future growth hormone.

14.	A charge for Anorectics (any drug used for the purpose of weight loss).

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KANSAS CITY LIFE INSURANCE COMPANY MEDICAL CHOICE PLUS TRADITIONAL PLAN

15.	A charge for minerals.

16.	A charge for Minoxidil (Rogaine) for the treatment of alopecia.

17.	A charge for vitamins, singly or in combinations, except prescriptions pre-natal vitamins.

Note: The plan’s smoking cessation benefit limit is $500 per lifetime and is only available through the Prescription Drug Program benefit, excluding over-the-counter smoking cessation products.

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